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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ONYX PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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249 E. Grand Avenue
South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2013

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Onyx Pharmaceuticals, Inc., a Delaware corporation (also referred to as "we," "us," and the "Company"). The meeting will be held on Thursday, May 23, 2013 at 10:00 a.m., local time, at the San Mateo Marriott located at 1770 South Amphlett Blvd., San Mateo, California 94402 for the following purposes:

  1.
  To elect our two nominees for Director to hold office until the 2016 Annual Meeting of Stockholders.

  2.
  To approve the Company's 2005 Equity Incentive Plan, as amended ("Equity Incentive Plan") to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,800,000 shares.

  3.
  To approve the Company's 2013 Cash Performance Incentive Plan ("Cash Incentive Plan").

  4.
  To approve the Company's 1996 Employee Stock Purchase Plan, as amended ("Purchase Plan") to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares.

  5.
  To approve, on an advisory basis, the compensation of the Company's named executive officers.

  6.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

  7.
  To conduct any other business properly brought before the meeting.

         These items of business are more fully described in the Proxy Statement accompanying this Notice.

         The record date for our Annual Meeting is April 1, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

         Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Stockholders to Be Held at 10:00 a.m., local time, on Thursday, May 23, 2013 at the San Mateo Marriott located at 1770 South Amphlett Blvd., San Mateo, California 94402

         The Proxy Statement and our 2012 Annual Report to stockholders are available at:

         www.proxyvote.com

         The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

Suzanne M. Shema
Secretary

South San Francisco, California

April 9, 2013

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote your shares via a toll-free telephone number or the internet, by following the instructions on the proxy card. You may also submit your proxy card for our Annual Meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than the Company's Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

ONYX PHARMACEUTICALS, INC.
249 E. Grand Avenue
South San Francisco, CA 94080

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

May 23, 2013

INFORMATION CONCERNING SOLICITATION AND VOTING

        Our Board of Directors, or "Board," is soliciting proxies for our 2013 Annual Meeting of Stockholders to be held on Thursday, May 23, 2013 at 10:00 a.m. local time at the San Mateo Marriott located at 1770 South Amphlett Blvd., San Mateo, California 94402. Our principal executive offices are located at 249 E. Grand Avenue, South San Francisco, CA 94080, and our telephone number is (650) 266-0000.

        The proxy materials, including this Proxy Statement, proxy card or voting instruction card and our 2012 Annual Report, are being distributed and made available on or about April 9, 2013. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our stockholders access to our proxy materials over the internet. Accordingly, a Notice of Internet Availability of Proxy Materials will be mailed on or about April 9, 2013 to most stockholders who owned our common stock at the close of business on April 1, 2013. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

        The Notice of Internet Availability of Proxy Materials will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

        Choosing to receive future proxy materials electronically will allow us to more rapidly provide you with the information you need, will save us the cost of printing and mailing documents to you and will conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive the Notice of Internet Availability of Proxy Materials this year instead of a full set of proxy materials?

        We have sent a Notice of Internet Availability of Proxy Materials to most of our stockholders of record and beneficial owners. Instructions on how to access the proxy materials over the internet or to request a paper copy may be found in the Notice. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.

 Why did I receive a full set of proxy materials instead of a Notice of Internet Availability of Proxy Materials?

        We are providing paper copies of the proxy materials to stockholders who have previously requested to receive them. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the internet and, when prompted, indicate that you agree to receive or access future stockholder communications electronically. Alternatively, you can go to www.proxyvote.com and enroll for online delivery of Annual Meeting and proxy voting materials.

How can I access the proxy materials over the internet?

        You may view and also download our proxy materials, including the 2012 Annual Report, our 2012 Form 10-K and the Notice on our website at www.onyx.com as well as www.proxyvote.com.

How can I vote my proxy over the internet or by telephone?

        Please refer to the proxy card for instructions on, and access information for, voting by telephone or over the internet.

Who can vote at our Annual Meeting?

        Only stockholders of record at the close of business on April 1, 2013 will be entitled to vote at our Annual Meeting. On this record date, there were 72,410,922 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on April 1, 2013 your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we recommend that you vote by proxy to ensure your vote is counted if you later decide not to attend the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 1, 2013 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at our Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account and you should follow such organization's instructions on how to do so. You are also invited to attend our Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are six matters scheduled for a vote:

  1.
  Election of our two nominees for Director to hold office until the 2016 Annual Meeting of Stockholders;

  2.
  Approval of the Company's Equity Incentive Plan, as amended, to among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,800,000 shares;

  3.
  Approval of the Company's Cash Incentive Plan;

  4.
  Approval of the Company's Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares;

  5.
  Advisory approval of the compensation of the Company's named executive officers; and

  6.
  Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at our Annual Meeting, by mail, by telephone or over the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Voting in person will revoke your proxy. There are four ways to vote:

  •
  To vote in person, come to our Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before our Annual Meeting, we will vote your shares as you direct.

  •
  To vote by telephone, call the toll-free telephone number on the proxy card and follow the recorded instructions. You will need to have the control number that appears on your proxy card available when voting.

  •
  To vote over the internet, access our secure website registration page through the internet, as described on the proxy card, and follow the instructions. You will need to have the control number that appears on your proxy card available when voting.

        Please note that the internet and telephone voting facilities for registered stockholders will close at 11:59 p.m., EDT, on May 22, 2013.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet, as instructed by your broker or bank. To vote in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

 Can I vote my shares by filling out and returning the Notice?

        No. The Notice will, however, provide instructions on how to vote by internet, by telephone, by requesting and returning a paper proxy card or voting instruction card or by submitting a ballot in person at the meeting.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 1, 2013.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of our two nominees for Director; "For" approval of the Company's Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,800,000 shares; "For" approval of the Company's Cash Incentive Plan; "For" approval of the Company's Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares; "For" the advisory approval of executive compensation; and "For" ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to mailing the proxy materials, our Directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained Alliance Advisors, LLC, who will be paid approximately $8,000 plus out-of-pocket expenses if it solicits proxies on our behalf. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy vote by mail, telephone or internet with a later date.

  •
  You may send a written notice that you are revoking your proxy to our Corporate Secretary at 249 E. Grand Avenue, South San Francisco, CA 94080.

  •
  You may attend our Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

 When are stockholder proposals due for next year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 10, 2013 to our Corporate Secretary at 249 E. Grand Avenue, South San Francisco, CA 94080. If you wish to nominate a director or submit a proposal that is not to be included in next year's proxy materials, the proposal must be received by the Company between February 24, 2014 and March 24, 2014. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting who, with respect to the proposal to elect Directors, will separately count votes "For," "Withhold" and broker non-votes; and, with respect to other proposals, will separately count votes "For" and "Against," abstentions and, if applicable, broker non-votes.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  For the election of our two nominees for Class II Directors, the two nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Only votes "For" or "Withhold" will affect the outcome.

  •
  To be approved, Proposal 2, the approval of the Company's Equity Incentive Plan, as amended, to among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,800,000 shares, must receive a "For" vote from the majority of votes cast either in person or by proxy. Failure to submit a proxy card or vote at our Annual Meeting, or an abstention vote or a broker non-vote will have no effect on the outcome of Proposal 2.

  •
  To be approved, Proposal 3, the approval of the Company's Cash Incentive Plan, must receive a "For" vote from the majority of votes cast either in person or by proxy. Failure to submit a proxy card or vote at our Annual Meeting, or an abstention vote or a broker non-vote will have no effect on the outcome of Proposal 3.

  •
  To be approved, Proposal 4, the approval of the Company's Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares, must receive a "For" vote from the majority of votes cast either in person or by proxy. Failure to submit a proxy card or vote at our Annual Meeting, or an abstention vote or a broker non-vote will have no effect on the outcome of Proposal 4.

  •
  To be approved, Proposal 5, the advisory approval of the compensation of the Company's named executive officers, must receive "For" votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. Failure to submit a proxy card or vote at our Annual Meeting or a broker non-vote will have no effect on the outcome of Proposal 5.

  •
  To be approved, Proposal 6, ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, must receive a "For" vote from the majority of votes cast either in person or by proxy. Failure to submit a proxy card or vote at our Annual Meeting, or an abstention vote or a broker non-vote will have no effect on the outcome of Proposal 6.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock are represented by stockholders, either in person or by proxy. On the record date, there were 72,410,922 shares of our common stock outstanding and entitled to vote. Thus, 36,205,462 shares of our common stock must be represented at our Annual Meeting, either in person or by proxy, to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find the voting results from the Annual Meeting?

        Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after our Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after our Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our Amended and Restated Certificate of Incorporation and our Bylaws divide our Board into three classes: Class I, Class II and Class III, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining Directors. A Director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) serves for the remainder of the full term of the class of Directors to which he or she was elected and until that Director's successor is elected and qualified. It is our policy to invite current Directors and nominees to attend our Annual Meeting. All of the current Directors attended the 2012 Annual Meeting of Stockholders.

        The Board is presently composed of eight members. There are two Directors in Class II, each of whose term of office expires in 2013. Each of the nominees for election to Class II, Corinne H. Nevinny and Thomas G. Wiggans, is currently a member of our Board. Ms. Nevinny has served as a Director since October 2005. Mr. Wiggans has served as a Director since March 2005. Each nominee was re-elected by stockholders at the 2010 Annual Meeting. If re-elected at the 2013 Annual Meeting, the nominees would serve until the 2016 Annual Meeting and until that Director's successor is elected and has qualified, or until that Director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote at the meeting. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of a substitute nominee proposed by management. Ms. Nevinny and Mr. Wiggans have each agreed to serve, if elected, and management has no reason to believe that any of them will be unable to serve.

        The Nominating and Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and management experience necessary to oversee and direct the Company's business. To that end, the Committee has evaluated the Board's current members in the broader context of the Board's overall composition. The Committee maintains a goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to the effective functioning of the Board.

        The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee for Director that led the Committee to believe that such nominee should continue to serve on the Board. In addition, following the biographies of the nominees are the biographies of Class I and Class III Directors which also contain information as to why the Committee believes that such Director should continue serving on the Board.

Nominees for Election for a Three Year Term Expiring at the 2016 Annual Meeting—Class II

        Corinne H. Nevinny, age 53, has served as a Director since October 2005. Ms. Nevinny is currently General Partner of LMNVC LLC, a privately held venture firm she founded in October 2010. Since December 2010 she has also served as acting President and CFO for Fight 2 B Fit, Inc., a privately held fitness company. From September 2009 to August 2010, she served as General Manager, Cardiac Surgery and Vascular, at Edwards Lifesciences Corporation, a cardiovascular technology company. Prior to assuming that position, she was President of Global Operations from December 2005 until September 2009. Prior to 2005, Ms. Nevinny served as an officer and chief financial officer to Edwards Lifesciences Corporation and chief financial officer and treasurer of Tularik, Inc., and as an Executive Director at Warburg Dillon Read LLC. Ms. Nevinny also serves on the Board of Directors of

Neurocrine Biosciences, Inc., a public biopharmaceutical company, as well as three private companies. Since March 2013, she has also served as a Director of Avanir Pharmaceuticals, Inc., a public biopharmaceutical company. Ms. Nevinny received her undergraduate degree from Stanford University and her M.B.A. from Harvard Business School. We believe her leadership positions with publicly-traded healthcare companies qualify her to provide insight and guidance for a wide variety of Company activities, including our financial and commercial strategies, global sales of our products and strategic transactions. Her education and experience qualify Ms. Nevinny to serve as an audit committee financial expert and to provide oversight of our financial strategies.

        Thomas G. Wiggans, age 61, has served as a Director since March 2005. Since August 2010, Mr. Wiggans has served as Chief Executive Officer and Director of Dermira, Inc., a private biotechnology company he co-founded in 2010. Mr. Wiggans served as Chairman of the Board of Directors of Peplin, Inc., a public biotechnology company, from 2007 until its acquisition by LEO Pharma in 2009. From 2008 to 2009, Mr. Wiggans also served at the Chief Executive Officer of Peplin, Inc. During 2007, Mr. Wiggans served on the boards of various other private companies. Prior to 2007, Mr. Wiggans served in leadership capacities in several companies in the biotechnology and pharmaceutical industry. Until 2012, Mr. Wiggans served as a Director of Sangamo Biosciences, a public biopharmaceutical company and Somaxon Pharmaceuticals, Inc., a public pharmaceutical company; however, Mr. Wiggans did not stand for re-election as Director in 2012 for either company. Mr. Wiggans continues to serve as a Director of Lithera, Inc., a private clinical stage pharmaceutical company. He also serves on the Board of Trustees of the University of Kansas Endowment Association. In addition, he is Chairman of the Biotechnology Institute, a non-profit educational organization. Mr. Wiggans holds a B.S. in Pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University. Mr. Wiggans has extensive knowledge of the biotechnology industry. He has served in leadership positions with biotechnology companies during key growth periods and has developed and launched multiple pharmaceutical products. We believe his experience qualifies him, among other things, to provide oversight of the Company's strategies for developing markets and growing revenues.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH OF OUR CLASS II NOMINEES FOR DIRECTOR

Directors Continuing in Office Until the 2015 Annual Meeting—Class I

        Paul Goddard, Ph.D., age 63, has served as a Director since February 1997 and is currently the Lead Independent Director of the Company. Dr. Goddard served as Chief Executive Officer of ARYx Therapeutics, a public biotechnology company, from April 2005 to November 2011 and has served as its Chairman of the Board of Directors since August 2003. Dr. Goddard served on the Board of Directors of Adolor Corporation, a biotechnology company, from October 2000 until December 2011. Prior to 2007, Dr. Goddard's business experience included serving as Chief Executive Officer of Elan Pharmaceuticals, Inc., and Chief Executive Officer and Chairman of the Board of Neurex Corporation. Dr. Goddard also serves on the Boards of Directors of Pathway Corporation and Hemaquest Inc. Until June 2012, Dr. Goddard also served on the board of A.P. Pharma, Inc., a public pharmaceutical company, where he was also Chairman of the Board. He completed his Ph.D. in the area of Etiology and Pathophysiology of colon cancer at St. Mary's Hospital, University of London. Dr. Goddard has extensive knowledge of, and experience in, the pharmaceutical industry. We believe his service as an executive at numerous publicly traded healthcare companies qualifies him to provide oversight to the Company's strategic plans, commercial growth, strategic transactions and global expansion and to provide insights into our industry and regulatory environment. Dr. Goddard's substantial experience in executive compensation matters, developed in his tenures as chief executive officer, is especially valuable as the Chairman of the Compensation Committee.

        Antonio J. Grillo-López, M.D., age 73, has served as a Director since September 2002. Since 2010, Dr. Grillo-López has served as a consultant to Optimer Corp., HUYA Bioscience and Biogen Idec. Between 2007 and 2009, Dr. Grillo-López served as a consultant to various other biotech companies, including Hexal Pharma, Memgen Pharma and Tracon Pharma. From 2001 to 2008, Dr. Grillo-López served on the Board of Directors of Favrille, Inc., a public biopharmaceutical company. Prior to 2007, Dr. Grillo-López served in a Chief Medical Officer capacity with two companies in the pharmaceutical industry, served as a consultant to the U.S. National Cancer Institute and served on the Oncologic Drugs Advisory Committee of the U.S. Food and Drug Administration. Dr. Grillo-López also serves on the Board of Trustees of the Hope Funds for Cancer Research. Dr. Grillo-López is a Hematologist and Oncologist and holds a B.S. and an M.D. from the University of Puerto Rico. We believe that, by virtue of his medical degree and industry experience, Dr. Grillo-López is well-qualified to provide guidance and oversight to the Company's clinical and regulatory strategies and to its portfolio management. We also believe he is well-qualified to advise the Company regarding evaluation of product candidates in potential strategic transactions.

        Wendell Wierenga, Ph.D., age 65, has served as a Director since December 1996. Since June 2011, Dr. Wierenga has served as Executive Vice President of Research and Development of Santarus, Inc., a specialty pharmaceutical company. From January 2007 to June 2011, Dr. Wierenga served as Executive Vice President of Research and Development of Ambit Biosciences Corporation, a biopharmaceutical company. Prior to 2007, Dr. Wierenga served in leadership capacities at several biotechnology companies and in the pharmaceutical and investment fund industry. Dr. Wierenga also serves on the Board of Directors of Cytokinetics, Inc., a public biotechnology company, and XenoPort, Inc., a public pharmaceutical company. Dr. Wierenga holds a B.A. from Hope College and a Ph.D. in chemistry from Stanford University. We believe Dr. Wierenga's scientific training and experience qualify him to provide oversight of the Company's clinical- stage product candidates, and clinical and regulatory strategies. We also believe he is well-qualified to provide the Company with guidance regarding its early-stage pipeline and managing research and development investment decisions.

Directors Continuing in Office Until the 2014 Annual Meeting—Class III

        N. Anthony Coles, M.D., age 52, has served as the Company's President, Chief Executive Officer and Director since 2008. In December 2012, Dr. Coles was elected Chairman of the Board, while continuing to serve as the Company's President and Chief Executive Officer. From May 2006 to March 2008, Dr. Coles served as President, Chief Executive Officer, and Director of NPS Pharmaceuticals, Inc., a public biotechnology company. Prior to 2007, Dr. Coles served in numerous leadership positions in the biopharmaceutical and pharmaceutical industries. Dr. Coles earned his M.D. from Duke University, his master's degree in public health from Harvard College and his undergraduate degree from Johns Hopkins University. Dr. Coles currently serves as a trustee and member of the Executive Committee for the Johns Hopkins University Board of Trustees, as well as a member of the board of trustees for Johns Hopkins Medicine. During 2012, Dr. Coles also served on the boards of Laboratory Corporation of America Holdings, a public medical testing company, and Campus Crest Communities, Inc., a public student housing company. Dr. Coles has stepped down from both of these public company boards in order to focus time and energy on the expansion of Onyx, as it continues its growth in the United States and globally. He is currently a member of the board of the Biotechnology Industry Organization, the world's largest biotechnology trade association. In his leadership positions at several public companies, Dr. Coles has managed pharmaceutical product pipelines, overseen launches of numerous pharmaceutical products, and built commercial organizations. In addition, he has been responsible for strategic planning and corporate development at several public biotechnology and biopharmaceutical companies. We believe Dr. Coles' dual role as an executive officer and director gives him unique insights into the day-to-day operations of the Company, a practical understanding of the issues and opportunities that face the Company, and its strategic planning, clinical development, commercial growth, and corporate transactions.

        Magnus Lundberg, age 56, has served as a Director since June 2000. Since September 2011, Mr. Lundberg has served as non-executive Chairman and Director of Atos Medical AB, a global medical device company. From June 2012, Mr. Lundberg has served as non-executive Chairman and Director of Airsonett AB, a private medical technology company, and from September 2012, as a non-executive Director of Convatec Inc., a medical device company, and since February 2013, Mr. Lundberg has also served as Chairman of Convatec. From 2004 until its acquisition in 2011, Mr. Lundberg served as President and Chief Executive Officer of Phadia AB, a medical diagnostic company. Prior to 2007, Mr. Lundberg served in leadership positions at several companies in the biopharmaceutical, pharmaceutical and biotechnology industries. Mr. Lundberg holds an M.Sc. in Biology and Biochemistry from Abo Akademi in Turku, Finland. Mr. Lundberg has served in leadership positions in several international companies, which we believe qualifies him, among other things, to provide valuable input to and oversight of the Company's global activities. He has experience managing companies to profitability and sustained growth and has overseen strategies for developing and balancing product pipelines. Mr. Lundberg's education and experience satisfy Nasdaq's financial literacy requirements applicable to Audit Committee members.

        William R. Ringo, age 67, has served as a Director since 2011. Mr. Ringo currently serves as Executive Partner at Sofinnova Ventures and Senior Advisor to Barclays Capital. From 2008 until his retirement in 2010, Mr. Ringo served as Senior Vice President of Strategy and Business Development for Pfizer. Prior to 2007, Mr. Ringo served in a number of leadership positions in the pharmaceutical, biotechnology and financial industries. Mr. Ringo holds a bachelor's degree and MBA from the University of Dayton. He is the current Chairman of Sangamo BioSciences, a public biopharmaceutical company, and serves as a director for Alvine Pharmaceuticals, Inc. and BioCrossroads. We believe that Mr. Ringo's experience in growing oncology businesses enables him to advise the Company in its development and commercialization of oncology products. In his leadership positions with pharmaceutical companies, Mr. Ringo has been responsible for creating and implementing strategies for launching products and growing markets. We believe that his experience qualifies him to guide the Company's strategies and operational decisions related to its commercial efforts, including our Kyprolis launch. Mr. Ringo's education and experience satisfy the financial literacy requirements of Nasdaq applicable to Audit Committee members.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Corporate Governance

        We have adopted Corporate Governance Guidelines (the "Guidelines") that outline, among other matters, the role of the Board and the responsibilities of various Board committees. These Guidelines are available, along with other important corporate governance materials, on our website http://www.onyx.com/investors/corporate-governance. The Guidelines are intended to provide the Board with the necessary authority and practices to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The Guidelines are also intended to align the interests of Directors and management with those of the Company's stockholders. The Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation.

        The Guidelines specifically require, among other things, that:

  •
  A majority of our Directors must be independent.

  •
  The Board appoints all members of our Board committees.

  •
  The Audit, Compensation and Nominating and Governance Committees are composed entirely of independent Directors.

  •
  The independent Directors meet in executive session at least twice a year.

        The Guidelines were adopted and are periodically reviewed by the Board for, among other things, compliance with legal and regulatory requirements, including applicable Nasdaq listing standards and rules, and evolving corporate governance best practices.

Independence of the Board

        The Board has affirmatively determined that none of our Directors or nominees for Director have a material or other disqualifying relationship with the Company and all of our Directors are independent Directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Coles, our Chairman and Chief Executive Officer.

        During 2012, our independent Directors met a total of four times in regularly scheduled executive sessions at which only independent Directors were present. Our Audit Committee and Compensation Committee each met three times during 2012 in executive or closed sessions at which only independent Directors were present.

Board Leadership Structure

        In December 2012, the Board elected Dr. Coles Chairman of the Board. Dr. Goddard continues to serve as Lead Independent Director. During 2012, Board meetings were chaired by either Dr. Goddard as our Lead Independent Director, or at the request of Dr. Goddard, by Dr. Coles.

        The Board believes that combining the positions of Chairman and Chief Executive Officer helps provide a single, clear chain of command to execute the Company's strategic initiatives and business plans. The Company believes that having the Chief Executive Officer serve also as Chairman helps to ensure that the Board and management act with a common purpose, and that Dr. Coles serves as a bridge between management and the Board, facilitating the regular flow of information and providing the Board with valuable insight into the day-to-day operations of the Company.

        The Company has not adopted any policy regarding the chairperson's independence, and in the future, under appropriate circumstances, the Board would consider appointing an independent Director as chairperson of the Board. The Board believes that regardless of the chairperson's independence, it may be advantageous to have a Board chairperson who has history with and knowledge of the Company.

        The Board appointed Dr. Goddard as the Lead Independent Director in 2008 to reinforce the independence of the Board as a whole for purposes of calling and conducting meetings of the Board prior to the appointment of a Chairman. The Company believes that the Lead Independent Director helps ensure the effective independent functioning of the Board in its oversight responsibilities. The Lead Independent Director is empowered to, among other things, preside over Board meetings at which the Chairman is not present, including, if applicable, executive sessions of the independent Directors, approve information to be sent to the Board, if requested to do so by the Board, approve proposed meeting agendas and schedules, call meetings of the Board or the independent Directors, and serve as a liaison between the independent Directors and management.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        During 2012 our Board held seven meetings. The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2012:

Name	Audit	Compensation	Nominating and Governance
N. Anthony Coles, M.D.
Paul Goddard, Ph.D.		X*
Antonio J. Grillo-López, M.D.			X
Magnus Lundberg	X
Corinne H. Nevinny	X*
William Ringo	X		X
Wendell Wierenga, Ph.D.		X	X*
Thomas G. Wiggans		X

Total meetings	5	6	4

*
Committee Chairperson

        Each Board committee has authority to engage legal counsel and other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each Committee meets the applicable legal standards for "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment in his or her service as a member of our Board and the committees on which he or she serves.

Audit Committee

        The Audit Committee meets with our independent registered public accounting firm at least quarterly to review the financial results of the fiscal quarters and the annual audit and discuss the financial statements; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company's quarterly reports on Form 10-Q and Annual Report on Form 10-K; evaluates the independent registered public accounting firm's performance; receives and considers the independent registered public accounting firm's comments as to scope, adequacy and effectiveness of financial reporting controls; and reviews the results of management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and rules related to accounting, financial reporting and auditing, and the Company's code of conduct, including reviewing and approving related-party transactions.

        The Audit Committee has adopted a written Audit Committee Charter that has been approved by the Board. Our Audit Committee Charter can be found on our website at http://www.onyx.com/investors/corporate-governance/board-committees.

        The Board annually reviews the SEC rules and Nasdaq listing standards of independence for Audit Committee members and has determined that all members of our Audit Committee are independent under applicable SEC rules and Nasdaq listing standards. The Board has determined that Ms. Nevinny qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Nevinny's level of knowledge and experience based on a number of factors, including her formal education and experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Compensation Committee

        The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer and other senior management, including executive officers; and administers the Company's stock option and purchase plans. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. The Chief Executive Officer does not provide evaluations or recommendations with respect to his own performance or compensation. The Compensation Committee also reviews with management the Compensation Discussion and Analysis and determines whether it should be included in the Company's proxy statement. The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2012 are described in the Compensation Discussion and Analysis section of this Proxy Statement.

        Our Compensation Committee Charter can be found on our corporate website at http://www.onyx.com/investors/corporate-governance/board-committees. All members of our Compensation Committee are independent under Nasdaq listing standards.

        Our Compensation Committee Charter requires the Committee to meet a minimum of two times per year. However, historically the Committee has met with greater frequency. Executive sessions are regularly held at the Compensation Committee meetings. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The Compensation Committee Charter grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting and other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and Director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        The Compensation Committee has engaged Radford, an AON Hewitt Consulting Company specializing in the technology and life sciences industries, to act as a compensation consultant to the Committee. At the direction of the Compensation Committee, Radford evaluates the efficacy of the Company's existing compensation strategy and practices in supporting and reinforcing the Company's long-term strategic goals, and assists in refining the Company's compensation strategy and in developing and implementing an executive compensation program to execute that strategy, including executive compensation, equity compensation and Board compensation.

        Radford has also been directed by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Radford also works with certain members of our management to better assess the Company's business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes for talent. The role of Radford with respect to the Committee's 2012 executive compensation decisions is discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

Nominating and Governance Committee

        The Nominating and Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as our Directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent Directors, recommending incumbent Directors to the Board for reelection to the Board, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles.

        The Nominating and Governance Committee also oversees and reviews the Company's guidelines and policies with respect to risk assessment and risk management, steps taken by management to monitor and control these exposures and our guidelines and policies with respect to compliance with applicable laws and rules (except as related to accounting, financial reporting and auditing, which is subject to oversight by the Audit Committee). The Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding matters other than accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees or third parties of concerns regarding questionable business practices. Our Nominating and Governance Committee charter can be found on our corporate website at http://www.onyx.com/investors/corporate-governance/board-committees. All members of the Nominating and Governance Committee are independent under Nasdaq listing standards.

        The Nominating and Governance Committee believes that candidates for Director should possess certain minimum qualifications, including the ability to read and understand basic financial statements, a high level of personal integrity and ethics, relevant expertise, ability to devote sufficient time to their board duties, the ability to exercise sound business judgment and a commitment to rigorously represent the long-term interests of our stockholders. The Nominating and Governance Committee periodically reviews these qualifications and may modify these qualifications from time to time. Candidates for Director nominees, including incumbent Directors and candidates for vacancies on the Board, are reviewed in the context of the current composition of the Board, the Company's strategic goals, operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee considers diversity, age, skills and any other factors as it deems appropriate given the Company's current needs and the current needs of the Board, to maintain a balance of knowledge, experience and capability. While we do not have a formal diversity policy for selecting Board members, our Nominating and Governance Committee believes it is important that the members of our Board collectively bring the experiences and skills appropriate to effectively carry out the Board's responsibilities both as our business exists today and as we plan for the future. We broadly construe diversity to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements and needs of our Board at that point in time. In the case of incumbent Directors whose terms of office are set to expire, the Nominating and Governance Committee also reviews overall service during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair Director independence.

The Nominating and Governance Committee also determines whether the nominee meets applicable independence standards. The Nominating and Governance Committee conducts such inquiries as it deems appropriate or necessary into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee discusses and considers qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Governance Committee will consider Director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, for a candidate recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board and for inclusion in our 2014 Proxy Statement may do so by delivering a written recommendation to the Nominating and Governance Committee at 249 E. Grand Avenue, South San Francisco, CA 94080 no later than December 10, 2013. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a Director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a Director if elected.

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the Board's key functions is informed oversight of the Company's various processes for managing risk. The Board administers this oversight function directly through the Board as a whole, as well as through the Board's standing committees that address risks associated with their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing risk exposure in the Company's strategic plans, development programs, corporate goals and operating plans, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee is responsible for considering and discussing our major exposures to financial risk and the steps our management takes to monitor and control these exposures, including guidelines, policies and processes. Beginning in 2012, our Nominating and Governance Committee assumed from the Audit Committee the oversight and review of our guidelines and policies with respect to risk assessment and risk management (except for major financial risk exposures, which remain subject to review and oversight by the Audit Committee) and the steps taken by management to monitor and control these exposures. In addition, the Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines and policies, as well as the Board's self-assessment of its own effectiveness. The Nominating and Governance Committee meets periodically with our Chief Compliance Officer and also monitors the Company's compliance with various legal and regulatory requirements. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Committees report their findings regarding risk management to the full Board when appropriate. In addition, the Board meets with certain members of our executive team, including the heads of our business, compliance and legal functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met seven times during the fiscal year ended December 31, 2012. All Directors attended at least 75 percent of the aggregate of the meetings of the Board and committees on which they served during 2012.

 STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        We strive to ensure that the views of stockholders are heard by the Board, the independent Directors or individual Directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We review all communications from stockholders, but management may disregard any communication that it determines is not:

  •
  related to our business;

  •
  within the scope of the Board's responsibility;

  •
  credible; or

  •
  material or potentially material.

        If deemed an appropriate communication, a stockholder communication will be forwarded to the appropriate Director or Directors. Generally, our Chairman and Chief Executive Officer is responsible for communications with our stockholders, but a stockholder may direct communications to a particular Director or to the independent Directors generally, to the attention of Investor Relations, in care of: Onyx Pharmaceuticals, Inc., 249 E. Grand Avenue, South San Francisco, CA 94080.

CODE OF CONDUCT

        We have a Code of Conduct that applies to all officers, Directors, employees, consultants and agents. The Code of Conduct is available on our website at http://www.onyx.com/about-us/corporate-responsibility/code-of-conduct. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or Director, we will promptly disclose the nature of the amendment or waiver on our website.

COMPENSATION OF DIRECTORS

2012 Compensation of Directors

        In May 2012, on the recommendation of the Compensation Committee, and following a review of benchmark data for compensation paid to non-employee Directors of peer companies and recommendations by Radford, the Committee's compensation consultant, our Board approved changes to the cash compensation payable to non-employee Directors. The changes became effective July 1, 2012, and were retroactively applied from January 1, 2012. In connection with these changes, the annual cash retainer for service as a non-employee Director was increased from $30,000 to $55,000. However, meeting attendance fees for the first ten meetings of each of the Board, Audit Committee, Compensation Committee and Nominating and Governance Committee, previously set at $2,500 for the Board and $1,500 for the committees, were eliminated. After July 1, 2013, attendance fees of $1,500 per meeting would be payable only for meetings of each of the Board, Audit Committee, Compensation Committee and Nominating and Governance Committee in excess of ten, and $1,500 for all meetings of any additional committees of the Board. In addition, effective July 1, 2012 the annual retainer for the Chair of the Compensation Committee was increased from $15,000 to $18,000 and the annual retainer for the other members of the Compensation Committee was increased from $7,500 to $9,000. The additional annual retainer for service as the Lead Independent Director was unchanged and remained at $25,000. Similarly, the additional annual retainer paid to the chair of each of the Audit and Nominating and Governance Committees was unchanged at $24,000 and $10,000, respectively, and the additional annual retainer paid to each committee member (other than committee chairs) of the Audit and Nominating and Governance Committees was unchanged at $12,000, and $5,000, respectively.

        For the year ended December 31, 2012, the aggregate amount of cash compensation paid to all of our non-employee Directors for their combined service in 2012 was $550,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings.

        The Equity Incentive Plan currently provides that each new member of our Board will be granted an option to purchase 20,000 shares of our common stock on the date of his or her initial election to the Board and that, on the last business day of March each year, each continuing non-employee Director receives an option to purchase 5,000 shares of common stock and a restricted stock award covering 3,000 shares of common stock, with such numbers of shares reduced pro rata if a non-employee Board member has served on the Board for less than one year. Following a review of peer group benchmark data provided by Radford, and upon recommendation of the Compensation Committee, the Board approved benchmark adjustment awards, effective July 25, 2012, to each non-employee Director, consisting of restricted stock units ("RSUs") covering 1,500 shares and an option to purchase 1,500 shares in addition to the non-discretionary grants made on March 30, 2012.

        During 2012, we granted our non-employee Directors options to purchase an aggregate of 49,000 shares of common stock at a weighted average exercise price per share of $48.85, restricted stock awards covering an aggregate 21,000 shares at a grant date market price per share of $37.68 and RSUs, covering an aggregate of 10,500 shares of common stock at a grant date market price per share of $76.79, all pursuant to the Equity Incentive Plan.

        The following table provides information regarding compensation of non-employee Directors who served during the year ended December 31, 2012:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Total ($)
Paul Goddard, Ph.D.	$98,000	$140,670	$228,225	$466,895
Antonio J. Grillo-López, M.D.	60,000	140,670	228,225	428,895
Magnus Lundberg	79,000	140,670	228,225	447,895
Corinne H. Nevinny	91,000	140,670	228,225	459,895
William R. Ringo	84,000	140,670	228,225	452,895
Wendell Wierenga, Ph.D.	74,000	140,670	228,225	442,895
Thomas G. Wiggans	64,000	140,670	228,225	432,895

(1)
Amounts shown do not reflect compensation actually received by the Directors. Instead, the amounts shown are the grant date fair values as determined pursuant to Accounting Standards Codification ("ASC") Topic 718 for option, RSU and stock awards granted in fiscal year 2012. The assumptions used to calculate the value of option awards are set forth under Note 19 of the Notes to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

2013 Compensation of Directors

        In February 2013, on the recommendation of the Compensation Committee, and following a further review of benchmark data for cash compensation paid to non-employee directors of peer companies, targeting the 60th percentile, and upon recommendation from the compensation consultant to the Compensation Committee, our Board approved additional changes to the cash and equity compensation payable to non-employee Directors. Effective January 1, 2013, the annual cash retainer for service as a non-employee Director was increased from $55,000 to $60,000. The additional annual retainer for service as the Lead Independent Director was unchanged and remained at $25,000. Also effective January 1, 2013, the annual retainer for the Chair of the Audit Committee was increased from $24,000 to $25,000, the annual retainer for the Chair of the Compensation Committee was increased from $18,000 to $20,000 and the annual retainer for the Chair of the Nominating and Governance Committee was increased from $10,000 to $15,000. Similarly, the additional annual retainers paid to each committee member (other than committee chairs) of the Audit, Compensation and Nominating and Governance Committees were increased to $12,500, $10,000 and $7,500, respectively. Meeting attendance fees were unchanged, and for 2013 remain at $1,500 per meeting, payable only for meetings of each of the Board, Audit Committee, Compensation Committee and Nominating and Governance Committee in excess of ten, and $1,500 for all meetings of any additional committees of the Board.

        For 2013, the Board suspended non-discretionary grants to non-employee Directors under the Equity Incentive Plan. As further described in Proposal 2, the Board is recommending that stockholders approve an amendment to the Equity Incentive Plan to, among other things, delete the provisions providing for non-discretionary equity awards to non-employee Directors, and going forward the Compensation Committee intends to exercise discretion to make annual equity awards to non-employee Directors. In February 2013, following a further review of benchmark data for equity compensation paid to non-employee directors of peer companies, targeting the 75th percentile, and upon recommendation from the compensation consultant to the Compensation Committee of our Board, on the recommendation of the Compensation Committee, approved an equity award to non-employee Directors, to be granted March 28, 2013, with a total equity value of $350,000, comprised of a stock option and RSUs allocated based on a pre-determined split of $175,000 in value of options and RSUs, rounded to the nearest 100 shares. The number of shares subject to these awards was computed on the grant date, based on the average closing price of one share of our common stock over the 30 days prior to grant, using a pre-determined Black-Scholes multiplier, and resulted in an award to each Director on March 28, 2013 of an option to purchase 5,900 shares, at the closing price of our common stock on the grant date, and RSUs covering 2,100 shares of common stock. These options and RSUs both vest on the one year anniversary of the date of grant.

        Even if our stockholders do not approve the amendment to the Equity Incentive Plan to, among other things, delete the provision providing for non-discretionary equity awards to non-employee Directors under Proposal 2 of this Proxy Statement, for any future non-employee Directors appointed to the Board, the Board intends to suspend the application of the non-discretionary grant provided for under the Equity Incentive Plan. Instead, the Board intends to make an initial equity award to the new appointee with a total equity value of $400,000, comprised of a stock option and RSUs allocated based on a pre-determined split with the number of shares subject to these awards computed on the grant date, based on the average closing price of one share of the Company's common stock over the 30 days prior to grant, using a pre-determined Black-Scholes multiplier, with such options vesting 25% on the one year anniversary of grant and then 1/48th per month thereafter, and such RSUs vesting annually over four years.

 PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE EQUITY INCENTIVE PLAN

        The Board is requesting stockholder approval of the Company's Equity Incentive Plan, as amended, to effect the following principal changes:

  •
  Add an additional 3,800,000 shares to the number of shares of our common stock authorized for issuance under the Equity Incentive Plan;

  •
  Increase the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options to 23,060,045 shares;

  •
  Amend the menu of performance-based compensation criteria to be used under the Equity Incentive Plan as required by Section 162(m) of the U.S. Internal Revenue Code (the "Code") by providing examples of the types of projects or processes that might be considered under criteria (xxvii) of the Equity Incentive Plan and by clarifying that criteria (xxxi), "other measures selected by the Board," will not be used as a goal for any compensation that is intended to qualify as performance-based under Section 162(m);

  •
  Provide that future performance cash awards will be granted under the Company's new Cash Incentive Plan, if the Cash Incentive Plan is approved by our stockholders under Proposal 3 of this Proxy Statement;

  •
  Terminate provisions relating to Director non-discretionary grants; and

  •
  Extend the term of the Equity Incentive Plan by an additional five years.

        In February 2013, the Board amended the Equity Incentive Plan, subject to stockholder approval, to reflect these provisions.

Effect of Proposal 3 of this Proxy Statement relating to our proposed Cash Incentive Plan

        In Proposal 3 we are asking our stockholders to approve the Company's new Cash Incentive Plan, as amended, so that cash bonus awards under the Cash Incentive Plan may be eligible to qualify as performance-based compensation under Section 162(m) of the Code, as described in detail in Proposal 3 to this Proxy Statement. As amended, the Equity Incentive Plan provides that if the Cash Incentive Plan is so approved, no further cash bonus awards will be granted under the Equity Incentive Plan following our 2013 Annual Meeting. If Proposal 3 is not approved, cash bonus awards may continue to be granted under the Equity Incentive Plan, although if this Proposal 2 is not approved, such cash bonus awards would not qualify as performance-based compensation for purposes of Section 162(m) of the Code.

        If this Proposal 2 is approved by our stockholders, the Equity Incentive Plan will continue to be effective after the 2013 Annual Meeting. In the event that our stockholders do not approve the amendments to the Equity Incentive Plan set forth in this Proposal 2, the Equity Incentive Plan will continue in its current form.

Why You Should Vote for the Equity Incentive Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

        The Equity Incentive Plan is critical to our ongoing effort to build stockholder value. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, equity incentive awards are central to our compensation program. Equity compensation represents the largest at-risk component of our executive officers' compensation arrangements. We believe that it is appropriate to align the interests of our executive officers with those of our stockholders to achieve and sustain long-term stock price growth.

        Our equity incentive program is broad-based and equity incentive awards are also an important component of our non-executive employees' compensation.

        Our Compensation Committee and Board believe we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success. As described further below, the Board has approved an amendment, subject to stockholder approval, to increase the share reserve of our Equity Incentive Plan to ensure that we have a sufficient number of shares to continue to utilize a broad array of equity incentives in order to secure and retain the services of our and our affiliates' employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts toward our success.

We Manage Our Equity Incentive Award Use Carefully and Dilution Is Reasonable

        We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize stockholder value by granting only the appropriate number of equity incentive awards that it believes are necessary to attract, reward, and retain employees. Our commitment to a carefully managed equity incentive program is demonstrated by the following facts:

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  As of March 26, 2013, and including the additional 3,800,000 shares of common stock requested in this Proposal 2, our full dilution (as defined below) satisfied the Institutional Shareholder Services, or ISS 11% cap test.

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  Our historical three-year average burn rate, as calculated by the ISS, is 4.25%, which is well below the 6.7% cap that ISS applies to companies in our Global Industry Classification Standard, or GICS industry group (Pharmaceuticals, Biotechnology & Life Sciences).

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  We have managed our equity incentive award usage prudently while adding important capabilities to the Company. Between December 31, 2009 and December 31, 2012, we have added approximately 470 employees, a compounded annual growth rate of approximately 40%, without exceeding the available equity compensation pool.

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  Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

        The following table shows our historical dilution and burn rate percentages.

As of December 31	2012	2011	2010
Full Dilution(1)	17.06%	17.11%	16.53%
Gross Burn Rate(2)	4.89%	3.79%	3.61%

(1)
Full dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant + share subject to outstanding equity incentive awards).

(2)
Gross Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common shares outstanding.

The Size of Our Share Reserve Increase Request Is Reasonable

        If our request to increase the share reserve of the Equity Incentive Plan by an additional 3,800,000 shares is approved by stockholders, we will have approximately 6,908,949 shares available for grant after the Annual Meeting, which is based on 3,108,949 shares available for grant under the Equity Incentive Plan at March 31, 2013 and the 3,800,000 shares subject to this proposal. Our Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through the next eighteen to twenty-four months.

        We ask that you consider the following as context for the recommended increase in the share reserve:

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  Our equity incentive award program is designed to align the interests of our employees with those of our stockholders to achieve and sustain stock price growth. We believe our strategy is working. Our one-year total shareholder return, or TSR, as of December 31, 2012 was approximately 72% as compared to the 18.36% median TSR of companies in our GICS industry group (Pharmaceuticals, Biotechnology & Life Sciences).

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  During 2012, our Board granted restricted share units that vest solely upon the attainment of specific performance objectives to all our officers at the vice president level and above. These grants are in line with our philosophy to link pay to corporate performance and long-term stockholder value creation and to align the interests of participants in the Equity Incentive Plan with the interests of our stockholders.

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  Our stockholders have the opportunity to judge our executive compensation practices again this year through our annual advisory vote on executive compensation (Proposal 5). Last year, our advisory vote on executive compensation was approved by approximately 96% of the votes cast for the proposal.

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  As of March 31, 2013, 3,108,949 shares of common stock remained available for future equity awards under the Equity Incentive Plan. Based on our current equity grant practices and anticipated hiring of new employees, we expect to exhaust the existing share reserve under the Equity Incentive Plan within 12 months. If stockholders do not approve this Proposal 2, we may be unable to attract and retain qualified employees.

The Equity Incentive Plan Combines Compensation and Governance Best Practices

        The Equity Incentive Plan includes provisions that are designed to protect our stockholders' interests and to reflect corporate governance best practices including:

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  Prohibitions on repricing and buyouts of options and stock appreciation rights. The Equity Incentive Plan prohibits the repricing and buyouts of stock options and stock appreciation rights without prior stockholder approval.

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  Stockholder approval is required in order to increase the share reserve. The Equity Incentive Plan does not contain an annual "evergreen" provision. The Equity Incentive Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

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  Reasonable share counting provisions. In general, when awards granted under the Equity Incentive Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock received from the exercise of stock options or withheld for taxes will not be returned to our share reserve.

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  Greater reduction for full value awards. The Equity Incentive Plan limits the number of shares of common stock available for outright stock grants or other full value share awards payable in the form of common stock that require no purchase by the participant by providing that each share issued pursuant to one of these types of awards reduces the number of shares available for grant by up to 2.0 shares.

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  No liberal change in control provisions. The definition of change in control in our Equity Incentive Plan requires the consummation of an actual transaction and vesting acceleration would generally only occur if the existing outstanding awards were not assumed.

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  No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

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  Independent Directors. Our Compensation Committee consists entirely of independent Directors, and our Board consists of seven independent Directors and our Chairman and Chief Executive Officer.

Summary of the Equity Incentive Plan

        The following is a summary of the material terms and provisions of the Equity Incentive Plan. This summary, however, does not purport to be a complete description of the Equity Incentive Plan. The Equity Incentive Plan, as proposed to be amended, has been included as an attachment to this Proxy Statement at Annex A. The following summary is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, as proposed to be amended.

General

        The Equity Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards, performance stock awards and other forms of equity compensation (collectively, "stock awards"). The Equity Incentive Plan also provides the ability to grant performance stock awards and performance cash awards (together, "performance awards") that may qualify as performance-based compensation for purposes of Section 162(m) of the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to "covered employees" in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified "performance-based compensation," are not subject to this deduction limitation. While we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant "performance-based compensation" under Section 162(m) of the Code, we may determine to grant compensation to covered employees that will not qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as "performance-based compensation" for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us. For the grant of awards under a plan to qualify as "performance-based compensation" under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the amendments to the Equity Incentive Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Equity Incentive Plan (as described in the summary below).

        Incentive stock options granted under the Equity Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Equity Incentive Plan are not intended to qualify as incentive stock options under the Code. See the "Federal Income Tax Information" section of this Proposal 2 below for a discussion of the tax treatment of stock awards.

Purpose

        Our Board adopted the Equity Incentive Plan to provide a means to secure and retain the services of our and our affiliates' employees, directors, and consultants, to provide a means by which these eligible individuals may be given an opportunity to benefit from increases in the value of our common stock through the grant of stock awards, and thereby align the long-term compensation and interests of those individuals with our stockholders.

Administration

        Our Board administers the Equity Incentive Plan. Subject to the provisions of the Equity Incentive Plan, the Board has the authority to construe and interpret the Equity Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the awards.

        Our Board has the authority to delegate some or all of the administration of the Equity Incentive Plan to a committee or committees composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more "outside directors" within the meaning of Section 162(m) of the Code. For this purpose, a "non-employee director" generally is a director who does not receive remuneration from us other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 under the Exchange Act). An "outside director" generally is a director who is neither our current or former officer nor our current employee, does not receive any remuneration from us other than compensation for service as a director, and is not employed by and does not have ownership interests in an entity that receives remuneration from us (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. The Board may also delegate certain limited granting powers to one or more of our officers. As used herein with respect to the Equity Incentive Plan, the "Board" refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself. In accordance with the provisions of the Equity Incentive Plan, the Board has delegated administration of the Equity Incentive Plan to the Compensation Committee.

        All determinations, interpretations and constructions made by the Board in good faith shall be final, binding and conclusive on all persons.

Repricing; Cancellation and Re-Grant of or Payments for Stock Awards

        Under the Equity Incentive Plan, the Board does not have the authority to reprice any outstanding stock awards, cancel and re-grant any outstanding stock awards, or cancel any underwater options or stock appreciation rights in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the date on which any of these actions may be taken.

Eligibility

        As of March 5, 2013, all eight of our executive officers, all seven of our non-employee Directors and all of our 793 regular employees were eligible to participate in the Equity Incentive Plan. Incentive stock options may be granted under the Equity Incentive Plan only to our and our affiliates' employees (including officers). Our and our affiliates' employees (including officers), non-employee directors and consultants are eligible to receive all other types of stock awards and performance awards (including performance cash awards) under the Equity Incentive Plan.

        No incentive stock option may be granted under the Equity Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Equity Incentive Plan and any of our other equity plans) may not exceed $100,000. If this proposal is approved, the maximum numbers of shares that may be issued upon the exercise of incentive stock options may not exceed 23,060,045 shares.

        No employee may be granted options and/or stock appreciation rights under the Equity Incentive Plan covering more than 1,000,000 shares of common stock during any calendar year. This limitation assures that any deductions to which we would otherwise be entitled either upon the exercise of stock options or stock appreciation rights granted under the Equity Incentive Plan, or upon the subsequent sale of the shares acquired under those awards, will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code.

        In general, at least 90% of the total number of shares of common stock subject to the Equity Incentive Plan must be issued pursuant to (a) the exercise of options or stock appreciation rights that vest at a rate no more favorable to participants than over one year of service, (b) stock purchase awards, stock bonus awards, stock unit awards or other stock awards that vest at a rate no more favorable to participants than over three years of service, or (c) performance stock awards that require one year of service. As further discussed below for each stock award, exceptions to this minimum vesting requirement apply in the event of death, disability, retirement, certain corporate transactions, or a change in control.

Stock Subject to the Equity Incentive Plan

        If this Proposal is approved, the maximum number of shares of common stock that may be issued under the Equity Incentive Plan since adoption of the Plan in 2005 will be 23,060,045. This consists of (a) 19,260,045 shares previously reserved for issuance under the Equity Incentive Plan, plus (b) an additional 3,800,000 shares reserved for issuance as a result of stockholder approval of this Proposal 2. The number of shares of common stock reserved for issuance under the Equity Incentive Plan will be reduced by (1) one share for each share of common stock issued pursuant to an option or stock appreciation right with respect to which the stock price is at least 100% of the fair market value of the stock on the date of grant, (2) 1.3 shares for each share of common stock issued pursuant to a stock purchase award, stock bonus award, stock unit award or other stock award, for awards granted prior to the 2009 Annual Meeting, (3) 1.6 shares for each share of common stock issued pursuant to a stock purchase award, stock bonus award, stock unit award or other stock award for awards granted on or after the date of the 2009 Annual Meeting and prior to the date of the 2013 Annual Meeting, and (4) 2.0 shares for each share of common stock issued pursuant to a stock purchase award, stock bonus award, stock unit award or other stock award, for awards granted after the 2013 Annual Meeting.

        As of March 31, 2013, 3,108,949 shares of common stock remained available for future equity awards under the Equity Incentive Plan. In addition to the number of shares available for future issuance, as of March 31, 2013, there were (a) 6,535,095 shares of common stock subject to outstanding options, and (b) 787,269 shares of common stock related to awarded but unvested time-based and performance-based RSUs under the Equity Incentive Plan. Based on our current equity grant practices and anticipated hiring of new employees, we expect to exhaust the existing share reserve under the Equity Incentive Plan within 12 months. If stockholders do not approve this Proposal 2, we may be unable to attract and retain qualified employees.

        If stock awards granted under the Equity Incentive Plan expire or otherwise terminate without being exercised in full, are forfeited or repurchased for failure to vest, or are settled in cash, the shares of common stock not acquired or forfeited or repurchased pursuant to such awards again become available for subsequent issuance under the Equity Incentive Plan. To the extent there is issued a share of common stock pursuant to a stock award that counted as more than one share against the number of shares available for issuance under the Equity Incentive Plan and such share of common stock again becomes available for issuance under the Equity Incentive Plan as described in the preceding sentence, then the number of shares of common stock available for issuance under the Equity Incentive Plan will increase by 1.3, 1.6 or 2.0 shares, as applicable.

        If any shares subject to a stock award granted under the Equity Incentive Plan are not delivered to a participant because (a) the stock award is exercised through a reduction in the number of shares subject to the stock award, (b) the appreciation distribution upon exercise of a stock appreciation right is paid in shares of common stock, or (c) shares are withheld in satisfaction of applicable withholding taxes, the number of shares not delivered will not remain available for subsequent issuance under the Equity Incentive Plan. Finally, if the exercise price of a stock award is satisfied by tendering shares of common stock held by a participant, the number of shares so tendered will not remain available for subsequent issuance under the Equity Incentive Plan.

Terms of Options

        Options may be granted under the Equity Incentive Plan pursuant to stock option agreements adopted by our Board. The following is a description of the permissible terms of options under the Equity Incentive Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant. As of March 28, 2013, the closing price of our common stock as reported on Nasdaq was $88.86 per share.

        Consideration.    The exercise price of options granted under the Equity Incentive Plan may, at the discretion of the Board, be paid in any combination of the following methods (a) in cash or check, (b) pursuant to a broker-assisted cashless exercise, (c) by delivery of other shares of our common stock, (d) pursuant to a net exercise arrangement (for nonstatutory stock options only), or (e) in any other form of legal consideration acceptable to the Board.

        Vesting.    Options granted under the Equity Incentive Plan may become exercisable in cumulative increments, or "vest," as determined by the Board. Vesting typically will occur during the optionholder's continued service with us or our affiliates, whether this service is performed in the capacity of an employee, director, or consultant (collectively, "service") and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the Equity Incentive Plan may be subject to different vesting terms. However, options granted under the Equity Incentive Plan generally may not vest at a rate more favorable to the optionholder than over a one year period measured from the date of grant (or the date of hire for newly-hired participants), except in the event of death, disability, retirement, certain corporate transactions, or a change in control. Subject to the foregoing limitations, the Board has the authority to accelerate the time during which an option may vest or be exercised.

        Term.    The maximum term of options granted under the Equity Incentive Plan is ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years.

        Termination of Service.    Options under the Equity Incentive Plan generally terminate three (3) months after termination of a participant's service unless (a) termination is due to the participant's disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within twelve months after termination, (b) the participant dies before the participant's service has terminated, or within three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant's death) within eighteen months after the participant's death by the person or persons to whom the rights to such option have passed, or (c) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

        Restrictions on Transfer.    A participant in the Equity Incentive Plan may not transfer an option other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument permitted under applicable law. During the lifetime of the participant, only the participant may exercise an incentive stock option. However, the Board may grant nonstatutory stock options that are transferable in certain limited instances. We may also allow a participant to designate a beneficiary who may exercise an option following the participant's death.

Terms of Stock Appreciation Rights

        Stock appreciation rights may be granted under the Equity Incentive Plan pursuant to stock appreciation rights agreements adopted by our Board. To date, no stock appreciation rights have been granted under the Equity Incentive Plan.

        Exercise.    Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over (b) the strike price determined by the Board on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, a combination of cash and stock, or any other form of consideration determined by the Board.

        Strike Price.    The strike price of stock appreciation rights granted as a stand-alone or tandem stock award may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.

        Vesting.    Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board. However, stock appreciation rights granted under the Equity Incentive Plan generally may not vest at a rate more favorable to the participant than over a one year period measured from the date of grant (or the date of hire for newly-hired participants), except in the event of death, disability, retirement, certain corporate transactions, or a change in control. Subject to the foregoing limitations, the Board has the authority to accelerate the time during which a stock appreciation right may be exercised.

        Term.    The maximum term of stock appreciation rights granted under the Equity Incentive Plan is 10 years.

        Termination of Service.    Upon termination of a participant's service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Stock Purchase Awards and Stock Bonus Awards

        Stock purchase awards and stock bonus awards may be granted under the Equity Incentive Plan pursuant to stock purchase award agreements and stock bonus award agreements, respectively, adopted by our Board.

        Purchase Price.    If required by law, the purchase price for stock purchase awards must be at least the par value of our common stock.

        Consideration.    The purchase price for stock purchase awards may be payable in (a) cash or check, (b) past or future services rendered to us or an affiliate, or (c) any other form of legal consideration acceptable to the Board. The Board may grant stock bonus awards in consideration for (a) past or future services rendered to us or an affiliate, or (b) any other form of legal consideration acceptable to the Board.

        Vesting.    Shares of stock acquired under a stock purchase or stock bonus award may be subject to a repurchase option in our favor or forfeiture to us in accordance with a vesting schedule as determined by the Board. However, stock purchase awards and stock bonus awards granted under the Equity Incentive Plan generally may not vest at a rate more favorable to the participant than over a three-year period measured from the date of grant, except in the event of death, disability, retirement, certain corporate transactions, or a change in control. Subject to the foregoing limitations, the Board has the authority to accelerate the vesting of stock acquired pursuant to a stock purchase or stock bonus award.

        Termination of Service.    Upon termination of a participant's service, we may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable stock purchase award or stock bonus award agreement.

        Restrictions on Transfer.    Rights to acquire shares under a stock purchase or stock bonus award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Stock Unit Awards

        Stock unit awards may be granted under the Equity Incentive Plan pursuant to stock unit award agreements adopted by our Board.

        Consideration.    The purchase price (if any) for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

        Settlement of Awards.    A stock unit award may be settled by the delivery of shares of our common stock, cash, a combination of stock and cash, or in any other form of consideration determined by the Board. At the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock (or cash equivalent) subject to the stock unit award after vesting.

        Vesting.    Stock unit awards vest at the rate specified in the stock unit award agreement as determined by the Board. However, stock unit awards granted under the Equity Incentive Plan generally may not vest at a rate more favorable to the participant than over a three-year period measured from the date of grant, except in the event of death, disability, retirement, certain corporate transactions, or a change in control. Subject to the foregoing limitations, the Board has the authority to accelerate the vesting of a stock unit award.

        Dividend Equivalents.    Dividend equivalent rights may be credited with respect to shares covered by a stock unit award.

        Termination of Service.    Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant's termination of service.

Terms of Performance Awards

        General.    As described above, the Equity Incentive Plan is designed to allow the Board to issue performance stock awards and performance cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 income tax deductibility limitations imposed by Section 162(m) of the Code, if certain conditions, as described above, are met.

        Performance Goals.    To permit us to grant compensation attributable to performance stock awards or performance cash awards that may qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee may structure these awards so that they are only granted, vest or become exercisable upon the achievement of certain pre-established performance goals. However, performance stock awards granted under the Equity Incentive Plan generally require the completion of one year of service measured from the beginning of a performance period, except in the event of death, disability, retirement, certain corporate transactions, or a change in control. As amended, performance goals under the Equity Incentive Plan may be based on any one of, or a combination of, the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xix) improvement in or attainment of expense levels; (xx) improvement in or attainment of working capital levels; (xxi) economic value added; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxviii) customer satisfaction; (xxix) total stockholder return; (xxx) stockholders' equity; and (xxxi) other measures selected by the Board, provided, however, that any performance stock awards and performance cash awards based on other measures selected by the Board under clause (xxxi) will not, and are not intended to, qualify as performance-based compensation under Section 162(m) of the Code.

        The only amendments proposed to the performance criteria, which are included in the criteria set forth above are (1) the inclusion of examples of the types of projects or processes that might be considered as performance criteria under clause (xxvii) of the definition of performance criteria; and (2) the clarification that criteria set forth in clause (xxxi) of the definition of performance criteria will not be used as a goal for any compensation that is intended to qualify as performance-based compensation under Section 162(m) of the Code.

        Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. Adjustments in the method of calculating the attainment of performance goals may be made as follows: (a) to exclude restructuring and/or other nonrecurring charges, (b) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings, (c) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board, (d) to exclude the effects of any statutory adjustments to corporate tax rates, and (e) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles.

        Annual Limitation.    The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed 1,000,000 shares of common stock. The maximum benefit to be received by a participant in any calendar year attributable to performance cash awards may not exceed $2,000,000.

Terms of Other Stock Awards

        General.    The Board may grant other stock awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the Equity Incentive Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of our common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the Equity Incentive Plan.

        Vesting.    Other stock awards granted under the Equity Incentive Plan generally may not vest at a rate more favorable to the participant than over a three year period measured from the date of grant, except in the event of death, disability, retirement, certain corporate transactions, or a change in control. Subject to the foregoing limitations, the Board has the authority to accelerate the vesting of such stock awards.

Termination of Non-Discretionary Grant Program

        Currently, the non-discretionary grant program under the Equity Incentive Plan provides for the automatic grant of stock options and stock bonuses to non-employee directors over their period of service on the Board.

        Under the proposed amendments to the Equity Incentive Plan, this non-discretionary grant program will be terminated. For 2013, the Board suspended non-discretionary grants to non-employee Directors under the Equity Incentive Plan, and going forward the Compensation Committee intends to exercise its discretion to make annual equity awards to non-employee Directors rather than provide for automatic grants to non-employee Directors. Under the proposed amendments to the Equity Incentive Plan, the Compensation Committee will not be authorized to grant any non-employee Director equity awards covering more than 75,000 shares of our common stock in any calendar year. See "Compensation of Directors—2013 Director Compensation" above for additional information regarding the Board's new Director discretionary grant practices.

Changes to Capital Structure

        In the event any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through a merger, consolidation, recapitalization, stock split or other specified change in our capital structure), appropriate adjustments will be made to (a) the maximum number or class of securities issuable under the Equity Incentive Plan, (b) the maximum number or class of securities that may be issued under the Equity Incentive Plan pursuant to the exercise of incentive stock options, (c) the maximum number or class of securities for which any one person may be granted stock awards per calendar year, and (d) the number or class of securities and the price per share in effect under each outstanding stock award under the Equity Incentive Plan.

Corporate Transactions; Changes in Control

        The following provisions will apply to stock awards granted under the Equity Incentive Plan, unless otherwise provided in a written agreement between the participant and us or an affiliate. In the event of certain corporate transactions (as defined in the Equity Incentive Plan and described below), all outstanding stock awards under the Equity Incentive Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company), and any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to such stock awards may be assigned to our successor (or its parent company, if any) in connection with such transaction. If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such stock awards, then (a) with respect to any such stock awards that are held by individuals then performing services for us or our affiliates, the vesting and exercisability provisions (and the lapsing of any reacquisition or repurchase rights) of such stock awards will be accelerated in full to a date prior to the effective date of the corporate transaction, and such awards will be terminated if not exercised (if applicable) at or prior to the effective date of the corporate transaction, and (b) all other outstanding stock awards will be terminated if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights will not terminate and may continue to be exercised notwithstanding such transaction).

        The Board may also provide that the holder of an outstanding stock award not assumed in the corporate transaction will surrender such stock award in exchange for a payment equal to the excess of (a) the value of the property that the holder would have received upon exercise of the stock award, over (b) the exercise price otherwise payable in connection with the stock award.

        A corporate transaction generally will be deemed to occur in the event of (a) a sale of all or substantially all of our and our subsidiaries' consolidated assets, (b) a sale of at least 90% of our outstanding securities, (c) a merger or consolidation in which we are not the surviving corporation, or (d) a merger or consolidation in which we are the surviving corporation, but shares of our outstanding common stock are converted into other property by virtue of the corporate transaction.

        The Board has the discretion to provide that a stock award under the Equity Incentive Plan will vest as to all or any portion of the shares subject to the stock award (a) immediately upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction, or (b) as provided in certain award agreements, in the event a participant's service with us or a successor entity is terminated, actually or constructively, within a designated period following the occurrence of certain specified change in control transactions. Stock awards held by participants under the Equity Incentive Plan will not vest on such an accelerated basis unless specifically provided by the participant's applicable award agreement.

        The definition of change in control is defined in the Equity Incentive Plan, but generally will be deemed to occur if any one or more of the following events occur, whether in a single transaction or a series of related transactions, (a) a person, entity or group (subject to certain exceptions as defined in the Equity Incentive Plan) becomes the beneficial owner of more than 50% of the combined voting power of the Company's then outstanding securities (other than by virtue of a merger, consolidation or similar transaction), (b) the consummation of a merger, consolidation or similar transaction, in which the stockholders of the Company immediately prior to such transaction do not own more than 50% of the combined outstanding voting power of the surviving entity or its parent, (c) stockholders of the Company or the Board approve a plan of complete dissolution or liquidation of the Company, (d) subject to certain exceptions as set forth in the Equity Incentive Plan, the consummation of a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, or (e) a majority of the Board becomes comprised of individuals whose nomination, appointment or election was not approved by a majority of the Board members or their approved successors. If required for compliance with Section 409A of the Code, in no event will a change in control be deemed to have occurred if such transaction is not also a "change in the ownership or effective control of" the Company or "a change in the ownership of a substantial portion of the assets of" the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

        The acceleration of a stock award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control over us.

Parachute Payments

        Under the Equity Incentive Plan, if the acceleration of the vesting and exercisability of stock awards, together with any other payments to a participant, would constitute a "parachute payment" within the meaning of Section 280G of the Code and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the participant in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the participant's receipt, on an after-tax basis, of the greatest amount of such payments.

Duration, Termination and Amendment

        The Board may suspend or terminate the Equity Incentive Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Equity Incentive Plan, as amended, will terminate on April 17, 2020.

        The Board may amend or modify the Equity Incentive Plan at any time, subject to any required stockholder approval. However, except as otherwise provided in the Equity Incentive Plan, no amendment or termination of the Equity Incentive Plan may impair any rights under awards already granted to a participant unless agreed to in writing by the affected participant. Stockholder approval will be required for any amendment that (a) materially increases the number of shares available for issuance under the Equity Incentive Plan, (b) materially expands the class of individuals eligible to receive stock awards under the Equity Incentive Plan, (c) materially increases the benefits accruing to the participants under the Equity Incentive Plan or materially reduces the price at which shares of common stock may be issued or purchased under the Equity Incentive Plan, (d) materially extends the term of the Equity Incentive Plan, or (e) expands the types of awards available for issuance under the Equity Incentive Plan.

        The Board also may submit any other amendment to the Equity Incentive Plan for stockholder approval, including amendments, intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Section 162(m) Approval

        Your approval of this proposal will also approve the amended menu of performance criteria to be used under the Plan to grant compensation attributable to performance stock awards or performance cash awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) requires our stockholders to approve such performance goals at least every five years. We have amended the menu of performance criteria, and we are asking for approval of the amended menu as required by Section 162(m) of the Code in order to potentially qualify for the availability of federal tax deductions for certain performance-based compensation.

Federal Income Tax Information

        The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Equity Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. This information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Equity Incentive Plan. The Equity Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, if applicable, and the satisfaction of our tax reporting obligations.

        Incentive Stock Options.    Incentive stock options granted under the Equity Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a "qualifying disposition") will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options.    No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

        Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the participant.

        Stock Purchase Awards and Stock Bonus Awards.    A participant acquiring restricted stock under a stock purchase award or a stock bonus award generally will recognize ordinary income equal to the difference between the fair market value of the shares on the "determination date" (as defined below) and the participant's purchase price, if any. The "determination date" is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired.

        Upon the disposition of shares acquired pursuant to a stock purchase award or stock bonus award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which ordinary income is recognized by the participant.

        Stock Unit Awards.    No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued for the taxable year in which such ordinary income is recognized by the participant.

        Potential Limitation on Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee comprised solely of "outside directors," (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by the stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

        Compensation attributable to stock purchase awards, stock bonus awards, stock unit awards, performance stock awards, and performance cash awards will qualify as performance-based compensation, provided that: (a) the award is granted by a compensation committee comprised solely of "outside directors," (b) the award is ranted (or vests or becomes exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (c) the compensation committee certifies in writing prior to the grant, vesting or exercise of the award that the performance goal has been satisfied, and (d) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Awards Granted Under the Equity Incentive Plan

        The following table sets forth, for each of the named executive officers, nominees for director and other groups indicated, the number of shares of our common stock subject to awards granted under the Equity Incentive Plan as of March 31, 2013. These awards reflect all grants made during the respective individual's or group's entire employment with Onyx or service as an independent Director, whether vested, unvested, exercised, expired, canceled or forfeited under the Equity Incentive Plan.

Equity Incentive Plan

Name	Number of shares subject to awards—Options	Number of shares subject to awards—restricted stock and RSU awards
N. Anthony Coles, M.D.	828,649	295,900
Matthew K. Fust	250,500	82,500
Juergen Lasowski, Ph.D.	312,500	95,050
Ted W. Love, M.D.	207,200	71,950
Suzanne M. Shema, J.D.	229,900	64,150
John E. Osborn, J.D., M.I.P.P.	87,360	11,000
Corinne H. Nevinny	75,310	13,564
Thomas G. Wiggans	58,187	14,715
All Current Executive Officers as a Group	2,346,340	735,857
All Current Non-Executive Directors as a Group	423,147	91,490
All Current Employees as a Group (including all current non-executive officers)	5,913,735	867,661

New Plan Benefits Under Amendment of the Equity Incentive Plan

        Future awards granted under the Equity Incentive Plan to our directors, executive officers and employees are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the amendment to the Equity Incentive Plan described in this Proposal 2. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our directors, executive officers or employees under the Equity Incentive Plan.

Vote Required

        The affirmative vote of the holders of a majority of votes cast either in person or by proxy at the Annual Meeting will be required to approve the amendment to the Equity Incentive Plan. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 2 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
PROPOSAL 2.

 PROPOSAL 3: APPROVAL OF THE CASH INCENTIVE PLAN

        The Board is requesting stockholder approval of the material terms of the Company's Cash Incentive Plan, which was established and approved by our Compensation Committee and Board in February 2013. The purpose of the Cash Incentive Plan is to increase stockholder value by providing a competitive cash incentive to certain of our executive officers to achieve corporate and individual performance goals established by the Compensation Committee. The Cash Incentive Plan, if approved by our stockholders, is expected to apply to performance cash awards for certain of our executives for 2014 and future years.

        The Board is requesting stockholder approval of the Cash Incentive Plan in order to separate, under a different plan document, the award of equity based performance incentives from the award of cash based performance incentives. In this way, if the Equity Incentive Plan were to expire, or to cease to meet the requirements for granting qualified "performance-based compensation" under Section 162(m) of the Code, the Compensation Committee would nonetheless retain the ability to grant awards that may qualify as "performance-based compensation" under Section 162(m) under the Cash Incentive Plan. If stockholders approve the Cash Incentive Plan, no further performance-based cash awards will be made under the Equity Incentive Plan following the effectiveness of the Cash Incentive Plan.

        Stockholder approval is not generally required for the Company to enact and maintain a cash incentive plan for our executives. Section 162(m) of the Code, disallows a deduction for certain compensation paid to our Chief Executive Officer and to each of our other three most highly compensated executive officers, other than our Chief Financial Officer (collectively referred to as our "covered employees"), in a taxable year to the extent that compensation to a covered employee exceeds $1 million for such year. However, some kinds of compensation, including qualified "performance-based compensation" under Section 162(m), are not subject to this deduction limitation if the compensation satisfies the requirements of Section 162(m). For awards under the Cash Incentive Plan to qualify as "performance-based compensation" under Section 162(m), among other things, the Cash Incentive Plan must describe the employees eligible to receive such awards, provide a per-person limit on the amount of cash that may be granted to any employee under the Cash Incentive Plan in any year, and include one or more pre-established business criteria upon which the performance goals applicable to cash incentives may be granted to our covered employees under the Cash Incentive Plan. These terms must be approved by our stockholders.

        While we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant "performance-based compensation" under Section 162(m) of the Code, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as "performance-based compensation" for purposes of Section 162(m). Moreover, even if we intend to grant compensation that qualifies as "performance-based compensation" under Section 162(m), we cannot guarantee that such compensation ultimately will be deductible by us.

        The Compensation Committee currently has the ability to make performance cash awards that we believe meet the requirements of "performance-based compensation" for purposes of Section 162(m) of the Code under the Company's Equity Incentive Plan. The performance criteria described under the Cash Incentive Plan are identical to the performance criteria under the Equity Incentive Plan (subject to stockholder approval, as further described in Proposal 2). The Cash Incentive Plan will not enable the Compensation Committee or the Board to award performance-based cash incentives that are different from those that may be authorized under the Equity Incentive Plan, if approved by the stockholders as further described in Proposal 2. However, if this Proposal 3 is approved, we intend that future cash incentive awards will be granted under the Cash Incentive Plan rather than the Equity Incentive Plan, and the maximum size of cash incentive awards under the Cash Incentive Plan will be

$3.5 million, which is an increase from the $2.0 million maximum currently authorized under the Equity Incentive Plan.

Summary of the Cash Incentive Plan

        The following is a summary of the material terms and provisions of the Cash Incentive Plan. This summary, however, does not purport to be a complete description of the Cash Incentive Plan. A copy of the Cash Incentive Plan is attached to this Proxy Statement as Annex B. The following summary is qualified in its entirety by reference to the complete text of the Cash Incentive Plan.

General

        The Cash Incentive Plan is intended to motivate executive officers of the Company to achieve short-term and long-term corporate objectives relating to the performance of the Company or one or more of the Company's business units, divisions, affiliates or business segments, as established by the administrator of the Cash Incentive Plan, and to reward those executives when those objectives are achieved, thereby tying executive performance to stockholder value. As discussed above, the awards made under the Cash Incentive Plan may qualify as "performance-based compensation" for purposes of Section 162(m).

Administration

        The Cash Incentive Plan is administered by the Compensation Committee or a sub-committee thereof (the "plan administrator"), in either case consisting solely of two or more outside directors of the Company who satisfy the requirements of Section 162(m) of the Code. An "outside director" generally is a director who (1) is neither a current or former officer nor current employee, (2) does not receive any remuneration from us other than compensation for service as a director, and (3) is not employed by and does not have ownership interests in an entity that receives remuneration from us (except within specified limits applicable under regulations issued pursuant to Section 162(m)). Among other things, the plan administrator of the Cash Incentive Plan will have the authority to select participants in the Cash Incentive Plan, and to determine the performance goals, award amounts and other terms and conditions of awards under the Cash Incentive Plan. The plan administrator also will have the authority to establish and amend rules and regulations relating to the administration of the Cash Incentive Plan, and will administer the Plan in a manner intended to comply with the requirements for "performance-based compensation" under Section 162(m), except in the case of awards that are not intended to qualify as "performance-based compensation."

Eligibility

        Our executive officers are eligible to participate in the Cash Incentive Plan. The plan administrator has the sole authority to designate participants in the Cash Incentive Plan. No executive officer is automatically entitled to participate in the Cash Incentive Plan and participation in the Cash Incentive Plan in any one performance period does not guarantee participation in the Plan for any other performance period.

Performance Criteria

        Pursuant to the terms of the Cash Incentive Plan, the plan administrator will establish in writing one or more objective performance goals based on the attainment of specified levels of one of or any combination of the following "performance criteria": (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) increases in revenue or product revenue; (xviii) expenses and cost reduction goals; (xix) improvement in or attainment of expense levels; (xx) improvement in or attainment of working capital levels; (xxi) economic value added; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxviii) customer satisfaction; (xxix) total stockholder return; and (xxx) stockholders' equity. The plan administrator, in its sole discretion, will determine the manner of calculating the specified performance goals selected for a performance period.

        The performance goals may be established on a Company-wide basis or with respect to one or more of the Company's business units, divisions, affiliates, or business segments, and may be measured in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. The plan administrator is authorized to make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles.

        The Cash Incentive Plan also allows the Compensation Committee to select performance goals based on any other performance criteria selected by the Board. However, awards based on performance criteria not listed above will not, and are not intended to, qualify as performance-based compensation under Section 162(m) of the Code.

        The plan administrator will also establish one or more periods of time, each referred to as a performance period, which may be of varying and overlapping durations, over which the attainment of one or more performance goals will be measured.

Terms of Awards

        Awards under the Cash Incentive Plan will be payable based upon the achievement during each performance period of performance goals established by the plan administrator. With respect to awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, prior to the earlier of (1) ninety (90) days following the commencement of the applicable performance period and (2) the passage of twenty-five percent (25%) of the duration of such performance period and while the outcome is substantially uncertain, the plan administrator will establish in writing the performance goals for each award to a participant under the Plan and the threshold, target and maximum amounts of the award, as applicable, that may be earned if the performance goals are achieved at the levels corresponding to such amounts. After the end of the applicable performance period, the plan administrator will certify in writing the extent to which the performance goals are achieved and determine the amount of the award, if any, that is payable; provided that the plan administrator will have the discretion to determine that the actual amount paid with respect to an award will be less than (but not greater than) the payout calculated for awards made under the Cash Incentive Plan.

        As an alternative, the plan administrator may establish one or more performance goals as "threshold goals." The threshold goal may be established on a Company-wide basis or with respect to one or more of the Company's business units, divisions, affiliates or business segments, and may be measured either absolutely or relative to a designated group of comparable companies or a relevant index. The threshold goal must be established by the plan administrator in writing not later than ninety (90) days after the start of the performance period, but in no event after twenty-five percent (25%) of the performance period has elapsed, provided that the outcome of the threshold goal is substantially uncertain at such time. If the threshold goal is achieved, each participant in the Cash Incentive Plan will be eligible to earn a maximum award, the amount of which will be established no later than the time when the applicable performance goals are established, and in such case no awards will be payable unless the threshold goal is achieved. If the threshold goal is achieved, each participant's maximum award will be subject to possible reduction by the plan administrator based on factors determined by the plan administrator in its sole and absolute discretion.

Awards Amounts

        The plan administrator will determine the amount of the awards that will be paid to each participant if the specified performance goals are met and the method by which such amounts will be calculated. The maximum payout for awards under the Cash Incentive Plan to any one participant in any one calendar year is $3.5 million.

Payments

        Payment of awards, if any, under the Cash Incentive Plan will be paid as soon as administratively feasible after the plan administrator certifies in writing the extent to which the performance goals were achieved during the applicable performance period and determines the amount of the awards payable, but in no event will awards be paid later than March 15 of the calendar year following the end of the performance period to which such payments relate. To the extent required to comply with Section 162(m), no amount will be due and owing to any participant until the plan administrator has approved the payment, and no payment will be made unless and until the plan administrator has certified in writing regarding the achievement of the performance goals as required by Section 162(m).

        A participant under the Cash Incentive Plan must be a regular employee of the Company on the last day of the applicable performance period in order to earn any award in respect of such performance period.

Term of the Cash Incentive Plan

        Subject to stockholder approval of the Cash Incentive Plan, the Cash Incentive Plan will first apply to any performance periods that begin after the date of first stockholder approval of the Cash Incentive Plan, and the Cash Incentive Plan will continue in effect until the earlier of (i) the date on which the plan administrator terminates it and (ii) the date of the first stockholder meeting that occurs in 2018, unless the Company's stockholders again approve the Cash Incentive Plan on or before such date.

Amendment and Termination

        The plan administrator may amend, modify suspend or terminate the Cash Incentive Plan, in whole or in part, at any time and in any respect, including the adoption of amendments deemed necessary. However, in no event may any such amendment, modification, suspension or termination result in an increase in the amount of compensation payable as identified for the performance period or cause compensation that is intended to qualify as "performance-based compensation" under Section 162(m) to fail to so qualify.

Section 409A of the Internal Revenue Code

        It is intended that the Cash Incentive Plan and any awards granted under it be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

 Unfunded Obligation

        The Company's obligations under the Cash Incentive Plan will, in every case, be an unfunded and unsecured promise. A participant's rights as to any benefits under the Cash Incentive Plan will be no greater than those of general, unsecured creditors of the Company. The Company will not be obligated to fund its financial obligations under the Cash Incentive Plan.

New Cash Incentive Plan Benefits

        We cannot determine at this time the actual awards that will be paid under the Cash Incentive Plan, as awards will depend upon the individuals selected for participation during any given performance period, the amounts that may be earned by them as determined by the plan administrator during any such performance period and our actual performance during such performance period. We have not approved any awards that are conditioned on stockholder approval of the Cash Incentive Plan.

Vote Required

        The affirmative vote of the holders of a majority of votes cast either in person or by proxy at the Annual Meeting will be required to approve the Cash Incentive Plan. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
IN FAVOR OF PROPOSAL 3.

PROPOSAL 4: APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

        The Board is requesting stockholder approval of the Company's Purchase Plan, as amended. On March 26, 2013, the Board approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Purchase Plan by 1,000,000 shares of common stock, to a total of 1,900,000 shares. The Purchase Plan originally was adopted by our Board on March 26, 1996 and subsequently approved by our stockholders on April 30, 1996. It was last amended and approved by our stockholders on May 25, 2007 to increase the number of authorized shares of common stock reserved for issuance under the Purchase Plan by an additional 500,000 shares.

        The purpose of the amendments is to ensure that we will have a sufficient reserve of common stock available under the Purchase Plan to provide eligible employees of the Company with the opportunity to purchase shares of common stock at periodic purchase dates through their accumulated payroll deductions. Our Board believes that it is in the best interests of the Company to amend the Purchase Plan to increase the number of shares for issuance because without this amendment, the number of shares currently available for issuance under the Purchase Plan is insufficient to continue providing our employees with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the best available talent suitable for our success.

        Prior to taking into account the additional 1,000,000 shares of our common stock requested for issuance under the Purchase Plan pursuant to this Proposal 4, a total of 154,856 shares were available for issuance under the Purchase Plan. During 2012, 79,906 shares were purchased under the Purchase Plan at a purchase price of $45.76 per share. As of March 31, 2013, 154,856 shares remained available for issuance under the Purchase Plan.

        If this Proposal 4 is approved by our stockholders, the Purchase Plan, as amended by this Proposal 4, will become effective upon the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 4, the Purchase Plan will continue in its current form.

Description of the Purchase Plan, as Proposed to be Amended

        The material terms and provisions of the Purchase Plan are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan is attached as Annex C to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan.

        The following is a summary of the material features of the Purchase Plan:

Purpose

        The purpose of the Purchase Plan is to provide a means by which certain employees may be given an opportunity to purchase our common stock through payroll deductions, to attract, motivate, and retain the services of those individuals, and to provide incentives for those persons to exert maximum efforts toward our success.

Administration

        The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the purchase rights granted thereunder. The Board has the power, subject to the provisions of the Purchase Plan, to determine the provisions of each offering of rights to purchase our common stock, and whether employees of any of our parent or subsidiary companies will be eligible to participate in the Purchase Plan.

        The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. In accordance with the provisions of the Purchase Plan, the Board has delegated administration of the Purchase Plan to the Compensation Committee. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

Stock Subject to the Purchase Plan

        As a result of a series of amendments, as of March 31, 2013, there were 900,000 shares of common stock reserved for issuance under the Purchase Plan. If our stockholders approve this Proposal 4, subject to any adjustments for changes in our capitalization, an aggregate of 1,900,000 shares of common stock will be reserved for issuance under the Purchase Plan, which consists of 900,000 shares reserved for issuance at March 31, 2013, and the 1,000,000 shares for which we are seeking approval in this Proposal. Shares of stock subject to the Purchase Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

        As of March 31, 2013, an aggregate of 745,144 shares of our common stock had been issued under the Purchase Plan, and 154,856 shares of common stock remained available for future issuance.

Offering Periods

        Shares of common stock are offered under the Purchase Plan through a series of offering periods of such duration as determined by the Board, provided that in no event may an offering period exceed 27 months. Each offering period consists of one or more purchase dates, as determined by the Board prior to the commencement of that offering period. The Board has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations.

        In 2006, the Board determined that all offering periods beginning thereafter will have a duration of six (6) months, with a single purchase date on the last business day of each offering period. Currently, offering periods run from the first business day in January to the last business day in June and from the first business day in July to the last business day in December in each year. The purchase dates are scheduled for the last business days of June and December each year.

Eligibility

        Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any of our parent or subsidiary companies, if designated by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in our continuous employment for such continuous period preceding the first day of the offering period as the Board may require, but in no event may the required period of continuous employment be greater than two years. The Board may provide in any offering that certain of our employees who are "highly compensated" as defined in the Code are not eligible to participate in the Purchase Plan.

        No employee may purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding. In addition, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of us or of any of our parent or subsidiary companies (including any stock which such employee may purchase under all outstanding purchase rights and options).

        As of March 31, 2013, approximately 730 employees were eligible to participate in the Purchase Plan, of whom approximately 476 were participating.

Shares Purchased Under the Purchase Plan

        The following table sets forth, for each of the named executive officers, nominees for director and other groups indicated, the number of shares of our common stock purchased under the Purchase Plan as of March 31, 2013:

Name	Number of shares
N. Anthony Coles, M.D.	3,354
Matthew K. Fust	3,002
Juergen Lasowski, Ph.D.	1,897
Ted W. Love, M.D.	665
Suzanne M. Shema, J.D.	0
John E. Osborn, J.D., M.I.P.P.	0
Corinne H. Nevinny	0
Thomas G. Wiggans	0
All Current Executive Officers as a Group	8,918
All Current Non-Executive Directors as a Group	0
All Current Employees as a Group (including all current non-executive officers)	736,226

        The following table shows the number of shares purchased under the Purchase Plan for 2010, 2011 and 2012:

	2010	2011	2012
Number of shares purchased under the Purchase Plan	95,221	77,938	79,906
Weighted average number of shares of common stock outstanding	62,618,120	63,421,623	65,147,532
Number of shares purchased under the Purchase Plan as a percent of weighted average number of shares of common stock outstanding	0.15%	0.12%	0.12%

        The average number of shares purchased under the Purchase Plan (expressed as a percent of the weighted average number of shares of common stock outstanding) for 2010 through 2012 was 0.13%.

Forecasted Utilization

        Based on the rapid growth in our employee population in 2012, projected new hires to support continued business expansion in 2013, and the high level of employee participation in the Purchase Plan, the remaining shares available for issuance under the Plan are not sufficient to ensure long term continuation of the Plan. Based on historic levels of employee participation in the offerings made under the Purchase Plan and our estimated future employee numbers, if this Proposal 4 is approved, we anticipate the authorized number of shares available for issuance under the Purchase Plan will be sufficient to meet anticipated purchases under the Purchase Plan until approximately 2019. In estimating future utilization of shares under the Purchase Plan, we have made assumptions regarding purchases which are highly dependent on the public trading price of our common stock and other factors, which we do not control. In evaluating these estimates, our Board recognized the high variability inherent in these assumptions. The inclusion of the estimate above should not be regarded as an indication that it will be predictive of actual future outcomes, and we do not intend to update or otherwise revise the estimate to reflect circumstances existing after the date when made.

Participation in the Plan

        Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the Board as the beginning of the offering period, an agreement authorizing payroll deductions of up to 15% of such employees' eligible compensation during the offering period.

        During the last fiscal year, shares of common stock were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows:

2012 Participation in the Employee Stock Purchase Plan

Executive Officers Participating in the Purchase Plan	Number of Shares Purchased in the Purchase Plan	Weighted-Average Price per Share Purchased Under the Purchase Plan
N. Anthony Coles, M.D.	517	$41.00
Matthew K. Fust	486	$43.66
All executive officers as a group	1,003	$42.29
All employees as a group (excluding executive officers)	78,903	$45.80

Purchase Price

        The purchase price per share at which shares of common stock are sold on each purchase date during an offering period is the lower of (a) 85% of the fair market value per share of common stock on first day of the offering, and (b) 85% of the fair market value per share of common stock on that purchase date.

Payment of Purchase Price; Payroll Deductions

        The purchase price of the shares is funded by payroll deductions accumulated over the offering period. At any time during the offering period, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering document for the applicable offering period. A participant may not increase or begin such payroll deductions after the beginning of any offering period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may make additional payments into such account only as specifically provided for in the offering and only if the participant has not exceeded certain limitations under the Purchase Plan or such offering period.

Purchase of Stock

        By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of common stock an employee may purchase and the maximum aggregate number of shares of common stock that may be purchased by all participants in such offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed the maximum aggregate number of shares of common stock available, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the next purchase date at the applicable price. See "Withdrawal" below.

 Withdrawal

        Participants may withdraw from a given offering period by delivering a notice of withdrawal and terminating their payroll deductions. Such withdrawal may occur at any time prior to the end of an offering period except as otherwise provided by the Board. Upon such withdrawal, we will refund accumulated payroll deductions without interest to the employee, and such employee's right to participate in that offering will terminate. However, an employee's withdrawal from an offering does not affect such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

        Purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of employment for any reason, and we will refund all accumulated payroll deductions to the terminated employee without interest.

Restrictions on Transfer

        Purchase rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Changes in Capitalization

        In the event that there is any change to the outstanding common stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by the Company), appropriate adjustments will be made to (a) the maximum number of shares of common stock subject to the Purchase Plan, (b) the number of shares and price per share in effect under each outstanding purchase right, and (c) the number of shares and purchase limits of all outstanding purchase rights.

Effect of Certain Corporate Transactions

        In the event of certain significant corporate transactions, any surviving or acquiring corporation may assume or substitute similar purchase rights for those outstanding under the Purchase Plan. If the surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants' accumulated payroll deductions will be applied to the purchase of shares of common stock immediately prior to the corporate transaction, and such purchase rights will terminate immediately thereafter.

        A significant corporate transaction will be deemed to occur in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, (c) a merger or consolidation in which the Company is the surviving corporation, but shares of outstanding common stock are converted into other property by virtue of the corporate transaction, or (d) any person or group acquires securities representing at least 50% of the combined voting power entitled to vote in the election of directors of the Company.

Termination and Amendment

        The Board may suspend or terminate the Purchase Plan at any time.

        The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if such amendment (a) would increase the number of shares of common stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, (c) is necessary for the Purchase Plan to satisfy Section 423 of the Code or other applicable laws and regulations.

        Purchase rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such purchase rights were granted.

New Plan Benefits

        The benefits to be received by the Company's executive officers and employees under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, the amounts of future purchases are based on elections made by participants. Future purchase prices are not determinable because they are based on the fair market value of the Company's common stock on the purchase date. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 1,000,000 share increase for which stockholder approval is being sought.

Federal Income Tax Information

        The following is a summary of the principal United States federal income taxation consequences to participants and the Company with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. This information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local and other tax consequences of participant in the Purchase Plan. The Purchase Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under such an arrangement, a participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were paid directly to the participant. However, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or exercise of purchase rights. Taxable income is not recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan, or should the participant die while owning the purchased shares.

        If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceed the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

        If the participant sells or disposes of the purchased shares more than two years after the beginning of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) 15% of the fair market value of the shares at the beginning of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

        If the participant still owns the purchased shares at the time of death, the lesser of (a) the amount by which the fair market value of the shares on the date of death exceeds the purchase price, or (b) 15% of the fair market value of the shares at the beginning of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Vote Required

        The affirmative vote of the holders of a majority of votes cast either in person or by proxy at the Annual Meeting will be required to approve the amendment to the Purchase Plan. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 4 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are asking our stockholders to cast an advisory vote to approve the 2012 compensation of our named executive officers listed in the "Executive Compensation—Summary Compensation Table" as disclosed in this Proxy Statement. This Proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We currently hold say-on-pay votes every year and the next vote is expected to occur at next year's Annual Meeting of stockholders.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of both specific financial and strategic goals, which are expected to result in increased stockholder value. Please read the "Compensation Discussion and Analysis" and the compensation tables and the narrative disclosures that accompany the compensation tables within the Executive Compensation section of this Proxy Statement for details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

        We believe that our executive compensation programs have been effective at motivating the achievement of positive results, appropriately aligning pay and performance, and enabling us to attract and retain talented executives within our industry.

Vote Required

        Approval of Proposal 5 requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

        As an advisory vote, the outcome of the vote on this Proposal is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

        THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

 PROPOSAL 6: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at our Annual Meeting. Ernst & Young has audited our financial statements since our inception in 1992. Representatives of Ernst & Young are expected to be present at our Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders' best interests.

        The affirmative vote of the holders of a majority of the votes cast either in person or by proxy at our Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this Proposal 6 has been approved.

Principal Accountant Fees and Services

        In connection with the audit of the 2012 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform our audit services. That agreement is subject to alternative dispute resolution procedures.

        The following table represents aggregate fees billed to us for fiscal years ended December 31, 2012 and December 31, 2011 by Ernst & Young, our principal accountant:

	Fiscal Year Ended December 31,
	2012	2011
	(In thousands)
Audit Fees	$1,192	$821
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,192	$821

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees we paid Ernst & Young for professional services for the audit of our financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, for services related to attestation of the effectiveness of internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and for services that are normally provided by the accountant in connection with statutory and regulatory filings; and "tax fees" are fees for preparation of federal and state income tax returns and related tax advice.

        All fees and services described above were pre-approved by the Audit Committee.

 Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young is compatible with maintaining the principal accountant's independence.

        THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 6.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2012.

        Our management is responsible for the preparation, presentation and integrity of our financial statements and is also responsible for maintaining appropriate accounting and financial reporting practices and policies. Management is also responsible for establishing and maintaining adequate internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations.

        Ernst & Young LLP, our independent registered public accounting firm for 2012, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States and has expressed its own opinion on the effectiveness of our internal control over financial reporting.

        In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the fiscal year ended December 31, 2012, management's assessment of the effectiveness of our internal control over financial reporting and Ernst & Young's independent evaluation of our internal control over financial reporting. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the considerations referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2012 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

        From the members of our Audit Committee:

Corinne H. Nevinny, Chair
Magnus Lundberg
William R. Ringo

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than the Company's Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

 MANAGEMENT

        Information with respect to our executive officers as of March 31, 2013 is set forth below. Information with respect to Dr. Coles, our Chairman and Chief Executive Officer, is set forth in this Proxy Statement under Proposal 1, "Election of Directors."

Name	Age	Position
N. Anthony Coles, M.D.	52	Chairman and Chief Executive Officer
Matthew K. Fust	48	Executive Vice President and Chief Financial Officer
Helen I. Torley, M.B., Ch.B.	50	Executive Vice President and Chief Commercial Officer
Kaye I. Foster-Cheek	53	Senior Vice President, Global Human Resources
Juergen Lasowski, Ph.D	55	Executive Vice President, Corporate Development and Strategy
Suzanne M. Shema, J.D.	55	Executive Vice President, General Counsel and Corporate Secretary
Dr. Pablo J. Cagnoni, M.D.	50	Executive Vice President, Global Research and Development and Technical Operations.
Julianna Wood	57	Vice President, Public Affairs

        Matthew K. Fust joined us as Executive Vice President and Chief Financial Officer in January 2009. From May 2003 to December 2008, Mr. Fust served as Chief Financial Officer at Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company. From 2002 to 2003, Mr. Fust served as Chief Financial Officer at Perlegen Sciences, a biopharmaceutical company. Previously, he was Senior Vice President and Chief Financial Officer at ALZA Corporation, a public pharmaceutical company, where he was an executive from 1996 until 2002. Mr. Fust serves on the Board of Directors of Sunesis Pharmaceuticals, a public biopharmaceutical company. Mr. Fust received a B.A. from the University of Minnesota and an M.B.A. from the Stanford Graduate School of Business.

        Helen I. Torley, M.B., Ch.B., M.R.C.P. joined us in August 2011 as Executive Vice President and Chief Commercial Officer. Dr. Torley oversees all of our commercial activities for Nexavar and the launch of Kyprolis and oversees the development of our commercial capabilities in Europe. From 2002 to 2011, Dr. Torley held various positions at Amgen where she most recently served as vice president and general manager of the Bone Health Unit, after leading the company's Nephrology Business Unit for five years. Dr. Torley received her M.B. Ch.B (the U.K. equivalent of an M.D.) from the University of Glasgow and is a Member of the Royal College of Physicians.

        Kaye I. Foster-Cheek joined us in September 2010 as Senior Vice President, Global Human Resources. From May 2003 to March 2010, Ms. Foster-Cheek was Vice President of Human Resources and Executive Committee Member at Johnson & Johnson where she was responsible for the human resources and talent management functions. Ms. Foster-Cheek earned her undergraduate degree at Baruch College of the City University of New York and received an M.B.A. from Columbia University, Graduate School of Business.

        Juergen Lasowski, Ph.D., joined us as Senior Vice President, Corporate Development in May 2008. In February 2011, Dr. Lasowski was appointed Executive Vice President, Corporate Development and Strategy. From April 2006 to October 2007, Dr. Lasowski was the Senior Vice President of Corporate

Development at NPS Pharmaceuticals. Dr. Lasowski earned a Ph.D. in organic chemistry from the University of Mainz, Germany and an M.B.A. from INSEAD in France.

        Suzanne M. Shema, J.D., joined us as Senior Vice President and General Counsel in August 2009. In January 2012, Ms. Shema was appointed Executive Vice President and Corporate Secretary. From 2006 to 2009, Ms. Shema served as General Counsel and Corporate Compliance Officer at ZymoGenetics, Inc., a biopharmaceutical company. Ms. Shema received a B.S. in Chemistry from the University of Texas, an M.S. in Chemistry from the University of Washington and a J.D. from the University of Washington School of Law.

        Dr. Pablo J. Cagnoni, M.D., joined us as Executive Vice President, Global Research and Development and Technical Operations in March 2013. Before joining us, Dr. Cagnoni was Senior Vice President and Global Head of Clinical Development of Novartis Oncology. Prior to joining Novartis in 2009, Dr. Cagnoni served as Senior Vice President and Chief Medical Officer at Allos Therapeutics, Inc. Before joining Novartis, Dr. Cagnoni served as Chief Medical Officer and Vice President of Clinical Research and Medical Affairs at OSI Pharmaceuticals. Before joining OSI Pharmaceuticals, he served as Vice President and Head of Clinical Development at Allos Therapeutics. Previous to his industry experience, Dr. Cagnoni was Assistant Professor of Medicine and Assistant Director Pharmacology Laboratory, University of Colorado Bone Marrow Transplant Program. Dr. Cagnoni earned his medical degree from University Buenos Aires School of Medicine and he completed his fellowship in Hematology and Oncology, in the Division of Hematology, Department of Medicine at Mount Sinai Medical Center, New York and a fellowship in Stem Cell Transplantation at the University of Colorado Health Sciences Center.

        Julianna Wood joined us as Vice President, Corporate Communications and Investor Relations in May 2003. In January 2011, Ms. Wood was appointed Vice President, Public Affairs. Prior to joining us, Ms. Wood served in senior investor relations and public communications positions at Caliper Technologies Corporation, Sangamo BioSciences, Inc. and Chiron Corporation. Ms. Wood holds a B.A. from Stanford University and has an M.B.A. from Duke University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of February 15, 2013 by: (i) each Director and nominee for Director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our current executive officers and Directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial Ownership(1)

Name of Beneficial Owner	Outstanding Shares of Common Stock(2)	Shares Issuable Within 60 Days of February 15, 2013(3)	Percent of Total
FMR LLC(4) 82 Devonshire Street Boston, MA 02019	10,071,837	—	13.99
JPMorgan Chase & Co.(5) 400 Howard Street San Francisco, CA 94105	6,013,070	—	8.35
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	4,648,048	—	6.46
Paul Goddard, Ph.D.	11,290	60,726	*
Antonio J. Grillo-López, M.D	3,000	73,164	*
Magnus Lundberg	10,616	64,041	*
Corinne H. Nevinny	6,000	57,410	*
William R. Ringo	6,237	8,333	*
Wendell Wierenga, Ph.D.	7,580	61,452	*
Thomas G. Wiggans	6,565	57,787	*
N. Anthony Coles, M.D. (7)	20,354	287,138	*
Matthew K. Fust	18,008	133,530	*
Juergen Lasowski, Ph.D.	5,666	197,225	*
Ted W. Love, M.D.	22,297	3,981	*
Suzanne M. Shema, J.D.	16,683	21,129	*
John E. Osborn, J.D., M.I.P.P.	0	0	*
All current executive officers and Directors as a group (15 persons)	130,662	1,074,589	1.65

*
Less than one percent.

(1)
This table is based upon information supplied by officers and Directors and, with respect to the beneficial owners of more than five percent of our common stock, Schedules 13D and 13G filed with the SEC, which information may not be accurate as of February 15, 2013. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The address of each person named in the table, unless otherwise indicated, is c/o Onyx Pharmaceuticals, Inc., 249 E. Grand Avenue, South San Francisco, CA 94080. Applicable percentages are based on 72,001,386 shares outstanding on February 15, 2013.

(2)
This column includes restricted stock awards granted as of February 15, 2013 for which the individuals have voting power. Restricted stock awards are subject to certain restrictions, including vesting.

(3)
Includes shares issuable pursuant to options exercisable within 60 days of February 15, 2013 and time-vested RSUs scheduled to vest within 60 days of February 15, 2013. Prior to vesting, RSUs have no voting rights.

(4)
Includes 1,771,042 shares of which FMR LLC ("FMR") has sole power to direct the vote and no shares of which FMR has shared power to direct the vote; FMR has sole investment power over all 10,071,837 shares.

(5)
Includes 5,715,945 shares of which JPMorgan Chase & Co. ("JPM") has sole power to direct the vote and 691 shares of which JPM has shared power to direct the vote; and 5,992,348 shares which JPM has sole investment power and 4,722 shares which JPM has shared investment power.

(6)
T. Rowe Price Associates, Inc., in its capacity as investment adviser, may be deemed to beneficially own the number of shares of common stock set forth in the table above, which are held of record by clients of T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has advised us that it disclaims beneficial ownership of these shares of common stock.

(7)
Includes options with respect to 96,251 shares held by a trust of which Dr. Coles is a trustee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires our Directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2012 all Section 16(a) filing requirements applicable to our officers, Directors and greater than ten percent beneficial owners were complied with; except that due to an administrative error, one report, covering one transaction, was filed late by each of Dr. Torley and Ms. Nevinny.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis addresses the following topics:

  •
  our compensation philosophy and objectives;

  •
  our process for setting executive officer performance criteria and compensation;

  •
  the components of executive officer compensation; and

  •
  our compensation decisions for 2012 and for the first quarter of 2013 for our named executive officers.

        Our named executive officers for 2012 were as follows:

Named Executive Officer	Title
N. Anthony Coles, M.D.	Chairman and Chief Executive Officer
Matthew K. Fust	Executive Vice President and Chief Financial Officer
Juergen Lasowski, Ph.D.	Executive Vice President, Corporate Development and Strategy
Susanne M. Shema, J.D.	Executive Vice President, General Counsel and Corporate Secretary
John E. Osborn, J.D., M.I.P.P.	Former Senior Vice President, Global Corporate Affairs
Ted W. Love, M.D.	Former Executive Vice President, Head of Research and Development and Technical Operations

Executive Compensation Philosophy and Objectives

        The Compensation Committee's overall goals with respect to executive officer compensation are to provide market-competitive compensation to attract, motivate and retain executives of outstanding ability, performance and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of stockholder value. The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives and provides an incentive for long-term stockholder value creation as well as significant retention value.

Compensation Objectives

        Our executive compensation program is designed around the following five principles:

  1)
  developing compensation policies and practices that are consistent with our strategic business objectives;

  2)
  attracting, motivating and retaining executive officers and other employees who contribute to the long-term success of the organization;

  3)
  designing programs to retain key employees, reward past performance and incentivize future contributions balancing both short- and long-term financial and business objectives to build a sustainable business;

  4)
  providing long-term incentive opportunities to strengthen the relationship between employee contributions, rewards and stockholder value creation; and

  5)
  aligning our compensation programs with our core values and culture.

Target Pay Position/Mix of Pay

        The components used to support these objectives are base salary, variable incentive pay (including our annual incentive bonus program and equity awards) and certain other benefits (discussed in greater detail below under "Executive Compensation Components"). The combination of these pay elements allows us to provide a competitive total rewards package to our executives. In 2012, equity awards represented, on average, approximately 70% of total compensation payable to our named executive officers, and cash compensation represented, on average, approximately 30% of total compensation payable to our named executive officers, with the exception of Mr. Osborn and Dr. Love. The Company's market for employee talent is competitive, and generally, the Committee has targeted the 60th percentile for base and variable incentive pay and the 50th percentile for target equity compensation. Since 2011, however, the Committee has also established the opportunity to achieve 75th percentile equity compensation, conditioned on the achievement, certified by the Committee, of target performance objectives that, if achieved, the Committee expects will increase long term stockholder value. For example, the accelerated approval of Kyprolis was a performance objective established in 2011 which was achieved in July 2012 and significantly increased stockholder value. The Compensation Committee's intention is that long-term equity compensation, measured as the value transferred on grant date, continues to be the largest component of executive compensation. Employees in more senior roles have an increasing proportion of their compensation tied to long-term performance because they are in a position to have greater influence on long-term results and value creation. For each target or pre-determined element of compensation, such as base salary, target bonus and value of equity awards, our strategy has been to examine peer group compensation practices and set target compensation at approximately the 60th percentile of the peer group for base salary and bonus and the 75th percentile for total equity compensation including at-risk performance-based equity awards to senior management and executives. The 60th and 75th percentiles are targeted based on the Committee's stated compensation philosophy and on analysis from Radford, taking into account the Company's position relative to its peer companies, as measured using market capitalization, therapeutic area, revenue, number of products on the market, research and development expense, cash on hand, stock price performance, net income, number of employees and other key business metrics of top biotechnology companies. This is the same target pay position for all our employee levels, except that for employees below the Vice President level, who do not receive equity awards subject to performance-based vesting, we target approximately the 50th percentile. We believe that targeting overall pay at these levels is necessary and appropriate in order to attract and retain the quality of talent we need to successfully grow our business, achieve our challenging objectives, and differentiate ourselves from those companies against which we compete for talent. However, any given individual employee's compensation may vary from these targeted percentiles, based on the unique responsibilities and requirements of his or her position, his or her experience and other qualifications, and individual or Company performance relative to performance goals and the peer group to ensure appropriate pay-for-performance alignment. In addition, we emphasize variable, or at-risk, compensation at all levels in Onyx to link actual compensation to corporate performance.

        The Compensation Committee determines and approves the compensation levels for all our executive officers and establishes corporate performance objectives. As a part of determining executive officer performance and compensation, the Compensation Committee received recommendations from the Chief Executive Officer (except with respect to his own compensation) and engaged Radford, an AON Hewitt Consulting Company. Radford provides analysis and recommendations regarding:

  •
  trends and emerging topics with respect to executive compensation;

  •
  peer group selection for executive compensation benchmarking;

  •
  compensation practices of our peer group;

  •
  compensation philosophy and programs for executives and broad-based employees;

  •
  stock utilization and other metrics; and

  •
  Board of Directors compensation.

        In addition, the Company subscribes to Radford's various global annual and specialized life sciences and general industry surveys on an ongoing basis. Radford advised the Compensation Committee on all of the principal aspects of executive compensation, including executive new hire compensation arrangements. Radford consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed, when requested to do so. Radford reports to the Compensation Committee and not to management, although they meet with management for purposes of gathering information for their analyses and recommendations. The Compensation Committee annually evaluates its engagement of compensation consultants, and selected Radford to advise with respect to 2012 compensation matters based on Radford's industry experience, reputation, and long-term relationship with the Company, all of which the Compensation Committee concluded give Radford useful context and knowledge to advise it.

Compensation Benchmarking

        The Compensation Committee benchmarks the Company's executive compensation against a peer group of companies to determine competitiveness and market trends. The Compensation Committee reviews the companies in our peer group annually, reviews Radford's recommendations regarding which companies should be included in the peer group, and makes adjustments as necessary to ensure the peer group continues to properly reflect the market in which we compete for talented executives. The Committee also annually reviews the executive pay practices of other similarly-situated companies as reported by Radford through industry surveys, proxy analysis and specific subject reports. These surveys are generally specific to the biopharmaceutical and biotechnology sector. We request customized reports of these surveys so that the compensation data reflect the practices of companies that are similar to us. The Compensation Committee considers this information when making determinations for each element of compensation.

        In developing the peer group of companies for 2012, the Compensation Committee, with assistance from Radford, examined market capitalization, therapeutic area, revenue, number of products on the market, research and development expense, cash on hand, stock price performance, net income, number of employees and other key business metrics of top biotechnology companies and based on review of these companies, formulated the final peer group for 2012. The peer group examined and approved for 2012 consisted of the following biotechnology companies:

Acorda Therapeutics	Human Genome Sciences	The Medicines Company
Alexion Pharmaceuticals	InterMune	Theravance
Alkermes	Jazz Pharmaceuticals	United Therapeutics
Amylin Pharmaceuticals	Myriad Genetics	Vertex Pharmaceuticals
BioMarin Pharmaceuticals	Regeneron Pharmaceuticals	ViroPharma
Cubist Pharmaceuticals	Salix Pharmaceuticals
Dendreon	Seattle Genetics

        The 2012 peer group represents a smaller, more focused group of companies than the group we used in 2011. The 2012 peer group is more closely aligned to the Company in the key measures the Committee used, on the recommendation of Radford, in assessing the Company's competitive market and target compensation levels for executives, as listed above.

        Our Compensation Committee believes that peer group comparisons provide useful guidelines to measure the competitiveness of our compensation practices. The Compensation Committee understands that no two companies are exactly alike, and it maintains the discretion to set levels of named executive officer compensation above or below levels paid by our peers based upon factors such as individual performance, a named executive officer's level of experience and responsibilities, individual discussions with the named executive officer, and the Committee's assessment of the named executive officer's performance. Also, in certain cases, the Company may benchmark against groups other than the peer group. For example, we may choose to benchmark against different competitors in labor markets outside the United States, for specific unique or hard-to-fill jobs or job families, or when insufficient data are available from the peer group companies for a particular job or job family. The Compensation Committee did not benchmark against groups other than the peer group for 2012 compensation decisions related to our named executive officers.

        For the purposes of 2013 compensation decisions, the Compensation Committee, with the advice of Radford, examined the peer list and, in light of the Company's substantial growth in 2012, the accelerated approval of Kyprolis, the successful commercial launch of Kyprolis and Stivarga and clinical program advancement, and with reference to market capitalization, therapeutic area, revenue, number of products on the market, research and development expense, cash on hand, stock price performance, net income, number of employees and other key business metrics, approved the following biotechnology companies as the Company's 2013 peer group:

Alexion Pharmaceuticals	Incyte	The Medicines Company
Alkermes	Jazz Pharmaceuticals	Theravance
Biogen Idec	Medivation	United Therapeutics
BioMarin Pharmaceutical	Regeneron Pharmaceuticals	Vertex Pharmaceuticals
Celgene	Salix Pharmaceuticals	ViroPharma
Cubist Pharmaceuticals	Seattle Genetics

Say-on-Pay

        At last year's annual meeting of stockholders, we held a non-binding stockholder vote on our 2011 executive compensation practices. The Compensation Committee, while not bound to act on a negative vote, carefully considers the opinions of the stockholders in making compensation decisions. The 2012 vote to approve 2011 executive compensation passed with 49,203,198 votes for, 1,982,479 votes against, 250,192 abstaining, and 6,319,955 broker non-votes. In light of this positive support for the 2011 executive compensation, the Compensation Committee continued with the same approach and philosophy to executive compensation decisions. In alignment with its philosophy on stockholder say-on-pay, and with the results of the say-on-pay frequency vote held in 2011, we will continue to hold non-binding stockholder say-on-pay votes annually.

Executive Compensation Components

Base Salary

        Base salary is the primary fixed compensation element in the executive pay program. Our Compensation Committee believes that base salaries should reflect the job responsibilities, performance, experience and skill level of the executive, as well as pay levels relative to similar positions at companies in our peer group, and internal parity with respect to the rest of the executive team. We have an annual "merit budget" based on data and recommendations provided by Radford, which is the Company's overall budget for merit based salary increases and includes recommended guidelines for adjustments based on employees' individual performance against annual goals and objectives and their compensation compared to similar positions within and outside of the Company. These guidelines are used throughout our company for all employees. Beginning in 2013, all annual merit based salary increases are effective on March 1 of each year.

Variable Incentive Pay

        All Company employees are eligible to earn variable incentive pay, either through our annual incentive bonus program or through our sales compensation program. All executives participate in the Annual Incentive Bonus Program and in future years, will be eligible to participate in the annual programs under the Cash Incentive Plan if approved by our stockholders at this Annual Meeting. Our variable incentive pay programs are designed to provide an "at-risk" cash compensation arrangement for all employees, and are designed to reward the achievement of key financial, operational and strategic goals that we believe build long-term stockholder value. Payment of cash bonuses to our executive officers is subject to the achievement of a minimum performance threshold tied to our corporate goals, as established by the Board.

Equity Compensation

        Equity compensation represents the largest at-risk component of our executive officers' compensation arrangements. We believe that it is appropriate to align the interests of our executive officers with those of our stockholders to achieve and sustain long-term stock price growth. In 2012 we accomplished this objective by providing executive officers with a substantial economic interest in the long-term appreciation of our common stock through the granting of a mix of time-vested stock options, RSUs, measured on an option-equivalent basis, and performance-vested RSUs to target approximately the 75th percentile of our peer group if performance goals are achieved. Stock options provide value only if our stock price increases, which benefits all stockholders and the executive or employee only if he or she remains with us until his or her options vest, thus aligning the interests of our stockholders, and our employees and executives, during their employment, with the long-term success of the Company. Time-vested RSUs provide immediate retention value for our executives and employees. Performance-vested RSUs vest only upon Compensation Committee certification of performance achievement, and no shares are earned if the goals are not met.

        Our standard practice is to grant options to executive officers upon hire that vest ratably over a four-year period (the first 1/4th vests one year from the grant date and 1/48th vests each month thereafter until fully vested) and each year to grant additional options to executive officers that vest 1/8th after six months from the grant date and 1/48th each month thereafter over four years. Stock options granted for promotions vest ratably 1/48th each month from the grant date over four years. Restricted stock awards and RSUs that are granted upon hire or on our normal annual grant cycle, subject to time-based vesting and were granted prior to February 2013 vest over three years, with 1/3rd vesting on each of the three anniversaries of the grant date. RSU awards subject to time-based vesting and granted beginning in February 2013 vest over four years, with one-quarter of the award vesting on each of the four anniversaries of the grant date. We believe this new four year RSU vesting schedule is comparable to those used by our peers and encourages retention of our executive officers. We also award RSUs that are subject to performance-based vesting, which vest only if predetermined performance milestones are achieved, and achievement certified by the Compensation Committee.

Equity Grant Practices

        Generally, our Compensation Committee approves all equity grants to our executive officers. Prior to 2013, equity grants made to the Chairman and Chief Executive Officer were approved by the full Board of Directors, based on recommendations made by the Compensation Committee, but beginning in 2013 the Board of Directors has delegated authority to the Compensation Committee to approve all elements of the Chairman and Chief Executive Officer's compensation, including equity grants. We grant options at exercise prices equal to the closing price of our common stock on Nasdaq on the date of grant. In addition, we do not coordinate grants of options so that they are made before an announcement of favorable information, or after an announcement of unfavorable information. To date, we have not repriced or replaced any stock options if the grant price declines after the grant date. Our current practice is to grant stock options to executive employees on their first day of employment, and to non-executive employees generally on the 10th day of the month following the month of their first date of employment. The current grant date for annual equity incentive awards for all employees, including executive officers, is the last trading day of March, which was March 28, 2013 for this calendar year. Re-pricing or replacement of stock options, for any reason, can only occur upon a majority vote of our stockholders as defined in our Equity Incentive Plan. The annual grant date and associated exercise price of executive officer grants are the same as for the rest of the employee population. Our Compensation Committee selected the date of the first regular Compensation Committee and Board of Directors meetings of each year as the date to approve annual equity grants because it coincides with our Compensation Committee's and, prior to 2013, Board of Directors' review of the Company's and individuals' performances during the year and the approval of other executive officer compensation decisions (e.g., base salary increases and bonus payments). Further, our Compensation Committee believes that the meetings provide adequate time for our Compensation Committee to ask questions of the Chairman and Chief Executive Officer regarding his recommendations for the other executive officers and to carefully deliberate on the Chairman and Chief Executive Officer's compensation arrangements.

        For administrative efficiency, our Board of Directors has granted to the Chairman and Chief Executive Officer, Chief Financial Officer, Senior Vice President, Global Human Resources and Executive Vice President, General Counsel and Corporate Secretary the authority to approve option and RSU grants to all employees other than executive officers. The Board has granted to the Chairman and Chief Executive Officer the authority to approve performance-vested RSU grants to non-executive officer employees. The purpose of this delegation of authority is to enhance the flexibility of option and RSU administration within the Company and to facilitate the timely granting of options and RSUs to employees, particularly new employees. All stock options and RSUs granted by the authorized delegates must comply with the terms and conditions of our Equity Incentive Plan and must be within specified limits approved by the Compensation Committee. In particular, no authorized delegate may grant options or restricted stock awards to executive officers, including himself or herself, or grant options to any employee to acquire more than an aggregate of 50,000 shares per year or RSUs for an aggregate of more than 20,000 shares per year, without Compensation Committee approval.

        In February 2012, the Compensation Committee adopted Stock Ownership Guidelines providing guidance to executive officers and to non-employee members of the Board as to the minimum number of shares of Company stock each should own. In summary, the guidelines provide that the Chairman and Chief Executive Officer and each non-employee Director should hold an aggregate number of shares (including restricted shares), and options to purchase shares, with a total market value that equals or exceeds three times (in the case of the Chairman and Chief Executive Officer) annual base salary or (in the case of non-employee Directors) each Director's annual cash retainer for Board or committee service, and that each other executive should hold an aggregate number of shares (including restricted shares), and options to purchase shares, with a total market value that equals or exceeds one and one-half times his or her annual base salary. Affected individuals have five years from the date of coverage or change in guideline in which to comply. The Compensation Committee annually reviews the holdings of each affected individual. As of February, 2013, every individual covered by the Stock Ownership Guidelines was in compliance.

Benefits and Perquisites

        We offer a number of benefits to the executive officers pursuant to benefit programs that are also provided to all non-executive officer employees for participation. These benefits programs include for U.S.-based employees the Purchase Plan, vacation, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance, employee assistance and certain other benefits.

        We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. The Company provides a discretionary company match for all employee contributions of $0.50 per dollar contributed, up to a maximum match of $4,500 in 2012 and $5,500 in 2013. The Company does not provide defined benefit pension plans or defined contribution retirement plans to its executives in the U.S. other than the 401(k) Plan.

Tax Considerations

        Section 162(m) of the Code generally provides that a publicly-held company may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds one million dollars per officer in a calendar year. Compensation that is "performance-based compensation" within the meaning of the Code does not count toward the one-million dollar deduction limit. While the Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, the Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with what we believe are the best interests of the Company and our stockholders, and to the extent consistent with this objective and where practical, to provide executive officer compensation that is deductible under Section 162(m) of the Code.

        We have taken steps, where practical and consistent with our compensation philosophy and objectives, to structure payments to executive officers under the corporate bonus and equity compensation programs to meet the Section 162(m) requirements. Our Compensation Committee retains the discretion to provide compensation that is not deductible to reward performance and/or enhance retention, and has used, and we expect will continue to use, this discretion to award incentive compensation that in some cases does not qualify as "performance-based compensation" within the meaning of the Code.

Total Compensation

        We believe we are fulfilling our compensation objectives and, in particular, rewarding executive officers in a manner that supports our strong pay-for-performance philosophy and strives to maintain fair, reasonable and responsible pay that motivates our executives and aligns their financial interests with those of our stockholders. A substantial portion of executive compensation is tied directly to performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance. Overall, base pay and total target cash compensation for the executive officers in 2012 were between the 50th and 90th percentiles of our peer group. Equity compensation for ongoing executive officer grants is targeted at the 50th percentile for grants of options and time-vested RSUs. The Compensation Committee set the 50th percentile as target for equity compensation subject to time-based vesting based on the need to attract, retain and reward management consistent with our peer group median benchmark data. In determining an executive officer's award and where it is positioned relative to the 50th percentile, the Committee examines market benchmark data focusing on ongoing equity grant values and grant levels as a percent of total outstanding shares. The Company also grants performance-vested RSUs that vest upon the Committee's written certification that the performance goals it had approved were achieved. If the performance goals are not achieved, the performance-vested RSUs are not earned. The Committee has set the market 75th percentile as the target compensation level for these performance grants and set goals that could substantially enhance stockholder value creation, if achieved. In addition to specific annual grant benchmark data, the Committee also considers where an executive's total equity ownership is positioned relative to the peer group as well as the retention value of an executive's existing equity holdings when determining the appropriate size of ongoing equity awards. The average resulting mix of compensation elements for our named executive officers, excluding Dr. Coles', in 2012 was 20% base salary, 10% target annual bonus opportunity and 70% equity grant value, which is in line with our compensation philosophy.

2012 Executive Officer Compensation

        In February 2012, our Compensation Committee approved 2012 base salaries and target incentive bonus percentages, stock option grants, and RSU awards to the executive officers. These decisions were based on the executive compensation philosophy principles described earlier in this discussion including our Compensation Committee's assessment of achievement of corporate performance goals during 2011 and individual executive officer performance.

Base Salary

        In February 2012, Dr. Coles presented his recommendations for the executive officers' salaries (except for himself.). The salaries for 2012 represented an average increase of 3.9 percent over 2011 annualized salary levels for the executive officers (excluding Dr. Coles). Dr. Coles proposed increases in salary levels for such executive officers based on their individual performance, their positions relative to the external market and consideration of each executive officer's position and compensation relative to that of other employees. Based on these considerations, the Compensation Committee approved Dr. Coles' recommendations for the executive officers.

        Our Compensation Committee, in consultation with Radford, determines the compensation for the Chairman and Chief Executive Officer. However, prior to 2013, the Compensation Committee made recommendations for the Chief Executive Officer's compensation that had to be approved by our full Board of Directors. The 2012 recommendations made by the Compensation Committee and Radford were based on Dr. Coles' performance, external comparative market data and maintenance of a targeted total cash compensation at the 60th percentile, resulting in Dr. Coles' 2012 base salary increasing by 5.6% over 2011.

Annual Incentive Bonus Program

        The Compensation Committee affirmed that for 2012, 80% of the target bonus should be linked to corporate performance goals and 20% should be linked to individual performance for executive officers, excluding the Chairman and Chief Executive Officer. For the Chairman and Chief Executive Officer, 100% of the target bonus was linked to corporate performance goals. Target bonuses for non-executive employees were also based on individual responsibility and performance and corporate performance with weightings for each varying by employee level. Generally, employees with greater responsibilities received a higher weighting on corporate performance. Individual performance of executive officers, other than the Chairman and Chief Executive Officer, is determined by the Compensation Committee, with the recommendation of the Chairman and Chief Executive Officer, assessing achievements for the year against the individual's objectives and an assessment of his or her overall performance.

        The corporate performance goals were initially allocated to three categories—financial, product portfolio and organizational—with each component weighted to reflect its significance as determined by the Compensation Committee. The first category consists of financial performance goals for two key financial metrics, each weighted appropriately, related to sales levels and operating expenses. The second and third categories relate to pre-specified key operational metrics for development, commercial launch of Kyprolis and organizational goals.

        Weightings for each of the key metrics within each category were determined and approved by the Compensation Committee as well as the independent members of the Board of Directors. Additionally, the Compensation Committee established a tiered system to measure achievement against the various goals that included a threshold achievement level, a target achievement level and a maximum achievement level for each goal. The Compensation Committee reaffirmed that the Company had to meet a required minimum threshold of 50% of the pre-determined corporate performance goals in order to trigger a payout under the plan. If the required minimum threshold is not achieved, the annual bonus pool will not be funded. If the maximum achievement level is met, the annual bonus pool may be funded up to a maximum payout of 150% of the target bonus pool. The Compensation Committee retains the authority to exercise negative discretion to reduce the overall achievement level or amount of payment to any executive officer.

        Corporate performance goals for 2012 were as follows:

        1.     Financial performance goals comprised 30% of the corporate performance goals and included two key financial metrics, each weighted as follows:

  •
  Kinase inhibitor franchise contribution, 15%

  •
  Operating expense management (measured on a non-GAAP basis, excluding Nexavar expenses), 15%

        2.     Product portfolio related goals comprised 60% of the corporate performance goals and were based on advancement of the Company's product portfolio in four main areas, as described below:

  •
  Launch carfilzomib in the U.S. if accelerated approval received, 15%

  •
  Carfilzomib Clinical Trials

  •
  Completion of enrollment in ASPIRE study, 5%

  •
  Enrollment in Phase 3 FOCUS study, 10%

  •
  Achieve first patient, first visit for Phase 3 multiple myeloma study (carfilzomib vs Velcade), 10%

  •
  Submit Phase 3 protocol to the U.S. Food and Drug Administration, or "FDA," or the European Medicines Agency, or "EMA," for first line head-to-head study, 5%

  •
  Release clinical drug supply product from a second source, 5%

  •
  Select new product formulation in oprozomib (ONX 912) and initiate use in a phase 1b/2 clinical trial, 10%

        3.     Organizational goals comprised 10% of the corporate performance goals, and were based on creation of a strategic workforce plan to attract, develop and retain employee talent for commercial and research and development/technical operations, as measured by year-end staffing levels compared to the 2012 operating plan headcount.

        2012 achievements considered by our Compensation Committee in assessing the level of achievement of each goal were as follows:

  •
  Contribution from our kinase inhibitor franchise was $177 million, comprised of Nexavar brand contribution of $168 million and Stivarga royalties of $8 million. Nexavar brand contribution is calculated consistent with the corporate goal evaluation methodology as Nexavar revenue from our collaboration minus Nexavar development expenses and Company un-reimbursed Nexavar expenses, on a foreign exchange neutral basis.

  •
  Operating expenses, on a non-GAAP basis and excluding Nexavar operating expense, were $404 million. Non-GAAP operating expenses excluded contingent consideration expense, employee stock-based compensation expense and amortization of certain acquired intangibles.

  •
  Kyprolis (carfilzomib) was launched within six days following its accelerated approval in the United States, including product availability at the distributors within four days and the start of detailing within six days.

  •
  ASPIRE study enrollment was completed February 21, 2012.

  •
  FOCUS study enrollment was 100% completed September 27, 2012.

  •
  ENDEAVOR Relapsed Multiple Myeloma trial (carfilzomib vs Velcade head-to-head) was initiated June 21, 2012.

  •
  The First Line head-to-head Phase 3 trial of carfilzomib was submitted to the FDA on August 13, 2012.

  •
  Clinical drug product was released from a new production line at our existing third party manufacturer, DSM facility in North Carolina on August 3, 2012.

  •
  A new formulation for oprozomib was introduced into the clinic with the first patient dosed on November 5, 2012.

  •
  Our number of full-time equivalent employees for our combined Commercial and Research and Development organizations was 502 as of December 31, 2012, which was 99.6% of our target operating plan headcount.

        In February 2013, our Compensation Committee met to review and certify the results of each corporate performance goal to determine the corporate performance factor at which bonuses would be calculated under the annual incentive bonus program for 2012. Based on the achievement level established for each metric under the financial component of the corporate performance goals, the Compensation Committee determined that our actual performance was met at the maximum level for one of the metrics and at trigger level for the other. We achieved maximum performance for six of the seven product portfolio metrics, and target performance for the seventh. We achieved maximum performance for the organizational metric.

        Based on the strength of our performance against the 2012 objectives, the Compensation Committee certified corporate performance at the 130% level based on the performance detailed below:

Corporate Performance Category		2012 Weighting	Threshold 50%	Target 100%	Maximum 150%	Actual	2012 Performance Factor	Contribution to Overall Corporate Performance
Financial	Kinase inhibitor franchise contribution, comprised of Nexavar brand contribution and Stivarga royalty ($ millions)	15%	123	129	135	174	150%	22.5%
	Operating expense management ($ millions)	15%	407	395	383	404	50%	7.5%
Product Portfolio	Launch Kyprolis in the United States within days after receiving accelerated approval	15%	60	45	21	6	150%	22.5%
	Complete enrollment, based on last patient's first visit, in Phase 3 ASPIRE study by	5%	June	May	April	February	150%	7.5%
	Reaching target percentage of enrolment in Phase 3 FOCUS study by December 31, 2012	10%	70	75	80	100	150%	15%
	Achieve first patient, first visit for Phase 3 multiple myeloma study (carfilzomib vs Velcade) by	10%	November	September	July	June	150%	15%
	Submit Phase 3 protocol to FDA or EMA for first line head-to-head study of carfilzomib by	5%	December	November	October	August	150%	7.5%
	Release clinical drug supply product from a second source by	5%	December	October	August	August	150%	7.5%
	Select new product formulation in oprozomib (ONX 912) and initiate use in a phase 1b/2 clinical trial by	10%	December	November	October	November	100%	10%
Organizational	Yearend staffing levels as a percentage of the 2012 operating plan headcount	10%	75%	80%	85%	100%	150%	15%
				Overall Corporate Performance Factor				130%

        Based on the Committee's determination that corporate performance for the year, as measured against target achievement levels, was 130%, the target bonus linked to corporate performance goals was paid out at 130%. For the Chairman and Chief Executive Officer, 100% of target bonus was linked to corporate performance goals, and therefore Dr. Coles' target bonus was paid out at the 130% level. For the other executive officers, subject to meeting their individual performance criteria, 80% of the target bonus linked to corporate performance goals was paid out at 130%, and the 20% of the target bonus linked to individual performance was paid out at between 0% and 150%, depending on each executive officer's level of achievement. Assessment of individual performance was based on an evaluation of achievements for the year and an assessment of overall performance, as recommended by the Chairman and Chief Executive Officer, and approved by the Compensation Committee.

        The Chairman and Chief Executive Officer made recommendations regarding the executive officers' individual performance to the Compensation Committee, and in determining the actual level of achievement, as with any personnel evaluation, applied judgment and discretion and carefully weighed individual achievements in a range of categories. In his assessment, Dr. Coles evaluated each executive officer's specific accomplishments against their established objectives and assessed their overall performance.

        For Mr. Fust, our Executive Vice President and Chief Financial Officer, key contributions in 2012 included the following: designed and implemented a business continuity plan; developed and implemented capital budgeting and approval processes; expanded outward facing activities with investors and industry groups; improved expense forecasting; hired key employees in finance and information technology; ensured systems, processes and policies were in place to support the U.S. launch of Kyprolis; established key information technology infrastructure; implemented procurement and legal department workflows; and advanced programming and construction of our new campus building. Based on these achievements, and his overall assessment of Mr. Fust's performance, Dr. Coles recommended an individual performance factor of 140% for Mr. Fust.

        For Dr. Lasowski, our Executive Vice President, Corporate Development and Strategy, key contributions included the following: evaluated strategic business opportunities for the Company and demonstrated effective leadership in managing his function. Based on these achievements, and his overall assessment of Dr. Lasowski's performance, Dr. Coles recommended an individual performance factor of 120% for Dr. Lasowski.

        For Ms. Shema, our Executive Vice President, General Counsel and Corporate Secretary, key contributions included the following: completed key hires within the legal and compliance departments; implemented contract management process; launched expense management system; completed company-wide enterprise risk management reviews and plans; reviewed, prioritized and modified company policies for international operations; provided transactional legal support; and identified and created strategies to resolve disputes as needed. Based on these achievements, and his overall assessment of Ms. Shema's performance, Dr. Coles recommended an individual performance factor of 100% for Ms. Shema.

        Mr. Osborn, our former Senior Vice President, Global Corporate Affairs, did not meet all components of his 2012 objectives and he received an individual performance factor of 0%.

        Dr. Coles presented his assessment and recommendation for individual performance factor scores for each executive officer to the Compensation Committee, based on each executive officer's achievements for 2012. Based on an independent evaluation of each of the executive officer's individual achievements compared to his or her objectives and taking into consideration Dr. Coles' assessments and recommendations for each executive officer, the Compensation Committee determined and approved individual performance factor scores for each of the executive officers, concluding that, except in the case of Mr. Osborn, individuals' accomplishments substantially met or exceeded the expectations. Accordingly, the Compensation Committee approved individual performance factors for Mr. Fust, Dr. Lasowski, Ms. Shema and Mr. Osborn of 140%, 120%, 100% and 0%, respectively. As Mr. Osborn did not achieve his individual objectives, he was not eligible to receive a bonus based on achievement of the corporate objectives.

        The following chart summarizes the total bonus payment and the corporate and individual performance weightings used to calculate the total bonus payment to each named executive officer for performance during fiscal year 2012:

			Corporate Performance		Individual Performance
Named Executive Officer	Target Bonus (as a % of Salary)	Target Bonus	Performance Factor	Weighting	Performance Factor	Weighting	Total Bonus Payment	Total Bonus Payment (as a % of Target)
N. Anthony Coles, M.D.	100%	$740,000	130%	100%	N/A	N/A	$962,000	130%
Matthew K. Fust	50%	$233,950	130%	80%	140%	20%	$308,814	132%
Juergen Lasowski, Ph.D.	50%	$210,400	130%	80%	120%	20%	$269,312	128%
Suzanne Shema, J.D.	50%	$220,000	130%	80%	100%	20%	$272,800	124%
John Osborn, J.D., M.I.P.P.(1)	45%	$112,927	130%	80%	0%	20%	$0	0%

(1)
Mr. Osborn's target bonus was pro-rated based on his start date of June 1, 2012.

Executive Equity Compensation

        Each year the Compensation Committee reviews and discusses the Company's equity compensation program, including a comparison against companies in our peer group and the Company's philosophy with regard to granting a mix of stock options and RSUs. The 2012 target mix of stock options to time-vested RSUs for executive officers as part of their annual award was 70% stock options and 30% RSUs. The Compensation Committee set the 50th percentile as target for equity compensation subject to time-based vesting, based on the need to attract, retain and reward management consistent with our peer group median benchmark data. Annual performance-based equity compensation for ongoing executive officer grants is targeted to achieve the 75th percentile of Radford benchmark data, and on average comprises 34% of the total equity (including new hire and promotional grants) awarded to executives in 2012, assuming full achievement of the performance objectives. The target mix of annual award equity value including performance-based equity compensation was approximately 40% stock options, 20% RSUs subject to time-based vesting and 40% RSUs subject to performance-based vesting.

        In determining an executive officer's award and where it is positioned, the Committee examines market benchmark data focusing on ongoing equity grant values, as well as grant levels as a percent of total outstanding shares. In addition to specific annual grant benchmark data, the Committee also considers the executive's performance, where the executive's total equity ownership is positioned relative to those of his or her peers, and the retentive value of an executive's existing equity holdings when determining the appropriate size of ongoing equity awards.

        In 2011 and 2012, the Board of Directors and the Compensation Committee approved grants of restricted shares or RSUs that will vest only upon the attainment of specific performance objectives. These additional grants were intended to motivate and reward specific longer term strategic and stockholder value creation results over and above the ordinary annual corporate performance objectives. These awards were calculated such that the combined value of all equity grants, including those subject to both performance-based and time-based vesting (other than new-hire or promotion grants) to recipients would position their aggregate individual equity compensation targets at approximately the 75th percentile of market equity compensation, if all performance shares were to vest, i.e., if all of the performance criteria were met at the maximum level. In 2011, these awards were made only to executive officers, and in 2012, these awards were made to all vice-president level employees and above, including the named executive officers. The Compensation Committee anticipates that in 2013 it will similarly make awards of RSUs subject to performance-based vesting to all vice-president level employees and above, including the named executive officers.

        The RSUs subject to performance-based vesting that were awarded in 2012 will vest if certain strategic initiatives are completed within specified timeframes. We are not disclosing the exact nature of the goals or deadlines established for these awards, because we believe that their disclosure might allow our competitors to predict certain business strategies and would cause us competitive harm. The Compensation Committee believes it established target deadlines that were achievable with an appropriate amount of dedication and hard work. However, our Compensation Committee believes that at the time the objectives were set, there would be a substantial degree of difficulty in achieving the objectives at the target level and a much greater degree of difficulty in achieving them at the stretch level. The RSUs subject to performance-based vesting that were awarded in 2011 vested based on the date of U.S. marketing approval for carfilzomib. One hundred percent of these RSUs would have vested had carfilzomib received marketing approval on or before April 1, 2012, 50% if achieved on or before October 1, 2012 and 25% if achieved on or before December 31, 2013. As carfilzomib received accelerated U.S. marketing approval in July 2012, 50% of these RSU's vested and the remaining 50% of the shares subject to these RSUs were forfeited.

Executive Officer Hires

  John Osborn, J.D., M.I.P.P., Former Senior Vice President, Global Corporate Affairs

        On June 1, 2012, Mr. Osborn was appointed Senior Vice President, Global Corporate Affairs. Under the terms of an at-will employment agreement, Mr. Osborn received an initial base salary of $430,000 per year and was eligible to receive an annual cash bonus targeted at 45% of his base salary, dependent on achievement of corporate objectives and his individual objectives, as determined by the Compensation Committee. Mr. Osborn was eligible to receive up to $300,000 for relocation expenses, housing assistance in the total amount of up to $108,000, a sign-on bonus of $138,000, an option to purchase 87,360 shares of common stock, and 11,000 performance-vested RSUs. The option grant would have vested and become exercisable over four years with 25% of the shares vesting and becoming exercisable on the first-year anniversary of the grant date and the remaining 75% vesting and becoming exercisable in 36 equal monthly installments thereafter. The RSUs would have vested only upon certification by the Compensation Committee that performance criteria, based on the achievement of certain strategic initiatives by the Company, have been achieved. Neither the option nor the RSU award had vested prior to Mr. Osborn's separation from the Company in March 2013. Mr. Osborn's compensation package was intended to be consistent with our total compensation philosophy while taking into consideration his individual attributes and breadth of experience.

Executive Officer Departures

  Ted W. Love, M.D., Former Executive Vice President, Research & Development and Technical Operations

        On February 14, 2012, Dr. Love announced his intention to retire as of August 1, 2012. Based on a Transition and Retirement Agreement between Dr. Love and the Company, and in consideration for a release of claims executed by Dr. Love, he received (a) a lump-sum severance payment of twelve months' salary; (b) continued vesting of his equity awards during the period in which he served as a consultant to the Company, and exercisability of vested awards for six months thereafter; (c) up to twelve months' continuation of health benefits through COBRA, at the Company's expense; and (d) reimbursement of expenses.

  John Osborn, J.D., M.I.P.P., Former Senior Vice President, Global Corporate Affairs

        Mr. Osborn separated from the Company effective March 12, 2013. In connection with his separation, Mr. Osborn and the Company entered into a Separation Agreement pursuant to which, and in consideration for a release of claims executed by Mr. Osborn, he will receive (a) a lump-sum severance payment of six months salary; (b) up to six months continuation of health benefits through COBRA, at the Company's expense; (c) waiver by the Company of its right to repayment of Mr. Osborn's sign-on bonus and relocation allowance, and (e) reimbursement of outplacement assistance expenses up to $35,000.

Executive Compensation Summary

        The following table summarizes our approved 2012 salaries, annual incentive target bonus percentages and equity awards for our named executive officers, except for Dr. Love:

	2012 Executive Compensation Summary
Name	Base Salary	Incentive Bonus Target	Number of Stock Options Awarded(1)	Number of Time-Vested RSUs Awarded(1)	Number of Performance- Vested RSUs Awarded(1)
N. Anthony Coles, M.D.	$740,000	100%	142,600	28,000	60,100
Matthew K. Fust	$467,900	50%	45,900	9,000	17,150
Juergen Lasowski, Ph.D.	$420,800	50%	45,900	9,000	17,150
Suzanne M. Shema, J.D.	$440,000	50%	66,200	7,500	17,150
John E. Osborn, J.D., M.I.P.P.	$430,000	45%	87,360	0	11,000

(1)
Stock option, time-vested RSU and performance-vested RSU amounts were approved by the Compensation Committee and the Board of Directors in February 2012 and were granted to such "named executive officers" on March 30, 2012. Stock option awards had an exercise price of $37.68. Vesting of the performance-vested RSUs was conditioned on achievement of certain strategic initiatives, with the final number of shares vesting dependent on the timing of such achievements.

2013 Executive Officer Compensation

        In February 2013, our Compensation Committee and our Board approved 2013 base salaries, stock option grants and RSU awards to the executive officers. Salary increases were made effective as of March 1, 2013. The Compensation Committee also approved the 2013 annual incentive target bonus percentages. These decisions were based on the executive compensation philosophy principles described earlier in this discussion, including our Compensation Committee's assessment of achievement of corporate performance goals during 2012.

Executive Compensation Summary

        The following table summarizes approved 2013 salaries, targeted annual incentive bonuses and equity awards for our named executive officers as of March 28, 2013.

	2013 Executive Compensation Summary
Name	Base Salary	Incentive Bonus Target	Number of Stock Options Awarded(1)	Number of Restricted Stock Units Awarded(2)
N. Anthony Coles, M.D.	$850,000	100%	75,300	26,800
Matthew K. Fust	$498,000	50%	22,600	8,000
Juergen Lasowski, Ph.D.	$440,000	50%	20,100	7,100
Suzanne M. Shema, J.D.	$454,300	50%	16,700	6,000

(1)
One-eighth of the shares subject to the stock options will vest on the six-month anniversary of the date of grant and the remaining shares will vest in equal monthly installments over the following 42 months. The stock options have an exercise price per share of $88.86, the fair market value of one share of our common stock on the effective date of the grant, March 28, 2013 (equal to the closing sales price for the stock as reported on Nasdaq on that date).

(2)
One-quarter of the shares subject to these RSUs will vest on the one-year anniversary of the date of grant and the remaining shares will vest in three equal installments on the second, third and fourth anniversaries of the date of grant.

 REPORT OF THE COMPENSATION COMMITTEE(1)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Paul Goddard, Ph.D., Chair
Wendell Wierenga, Ph.D.
Thomas G. Wiggans

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, other than the Company's Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows compensation information for the fiscal years ended December 31, 2012, 2011 and 2010 for the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Comp ($)(3)	All other Compensation ($)		Total ($)
N. Anthony Coles, M.D.	2012	740,000	—	3,319,608	(4)	2,317,136	962,000	24,198		7,362,942
Chairman and Chief	2011	701,000	—	2,286,700	(4)	1,654,842	946,350	13,826		5,602,718
Executive Officer	2010	676,000	30,420	635,880	(4)	2,044,505	422,500	94,846		3,904,151
Matthew K. Fust	2012	467,900	65,506	985,332	(5)	745,838	243,308	5,490		2,513,374
Executive Vice President and	2011	452,100	—	1,002,630	(5)	661,937	289,344	5,790		2,411,801
Chief Financial Officer	2010	434,700	7,825	196,820		632,823	152,145	4,790		1,429,103
Juergen Lasowski, Ph.D.	2012	417,563	50,496	985,332	(6)	745,838	218,816	8,088		2,426,133
Executive Vice President,	2011	406,600	—	985,040	(6)	1,237,191	268,356	8,268		2,905,455
Corporate Development and	2010	391,000	—	181,680		584,144	140,760	37,518		1,335,102
Strategy
Suzanne M. Shema, J.D.	2012	440,000	44,000	928,812	(7)	1,075,697	228,800	6,768		2,724,077
Executive Vice President,	2011	396,600	—	633,240		606,775	232,187	13,268		1,882,070
General Counsel and
Corporate Secretary
John E. Osborn, J.D., M.I.P.P. Former Senior Vice President, Global Corporate Affairs	2012	250,833	—	494,230	(8)	1,594,372	—	93,561	(9)	2,432,996
Ted W. Love, M.D.(10)	2012	316,063	—	1,015,476	(11)	807,585	—	532,185	(12)	2,671,309
Executive Vice President,	2011	506,500	—	1,002,630	(11)	661,937	329,225	6,018		2,506,310
Research & Development	2010	444,584	8,003	472,230		1,523,168	155,318	4,891		2,608,194
and Technical Operations
(Retired)

(1)
This column represents the grant date fair values as determined pursuant to ASC Topic 718 for stock awards granted with respect to the 2012, 2011 and 2010 fiscal years, as applicable and assumes that RSUs subject to performance-based vesting would vest in full. For additional information, refer to the notes of our financial statements in the Form 10-K for the years ended December 31, 2012, 2011 and 2010. See the Grants of Plan-Based Awards Table for information regarding stock awards granted in 2012. These amounts reflect the fair value determined in accordance with ASC Topic 718 and do not correspond to the actual value that will be recognized by the named executive officers. For RSUs subject to performance-based vesting, the grant date fair values based upon the highest level of performance of these awards are the same as the grant date fair values. Please refer to the Compensation Discussion and Analysis for a discussion of the performance objectives related to the vesting of these RSUs.

(2)
This column represents the grant date fair values as determined pursuant to ASC Topic 718 for stock options granted with respect to the 2012, 2011 and 2010 fiscal years, as applicable. For additional information, refer to the notes of our financial statements in the Form 10-K for the years ended December 31, 2012, 2011 and 2010. See the Grants of Plan-Based Awards Table for information regarding stock options granted in 2012. These amounts reflect the fair value determined in accordance with ASC Topic 718 and do not correspond to the actual value that will be recognized by the named executive officers.

(3)
Non-equity incentive plan compensation includes cash incentive awards made to each named executive officer based on the Board's evaluation of the named executive officer's performance against established goals and objectives. Non-equity incentive awards for 2012, 2011 and 2010 were paid in the following year.

(4)
This amount includes the grant date fair values of $2,264,568, $1,759,000 and $574,400 for performance-vested RSU awards, respectively for 60,100, 50,000 and 20,000 shares, granted to Dr. Coles in the fiscal years 2012, 2011 and 2010, respectively.

(5)
This amount includes the grant date fair value of $646,212 and $791,000 for performance-vested RSU awards, respectively for 17,150 and 22,500 shares, granted to Mr. Fust in fiscal year 2012 and 2011, respectively.

(6)
This amount includes the grant date fair value of $646,212 and $791,000 for performance-vested RSU awards, respectively for 17,150 and 22,500 shares, granted to Dr. Lasowski in fiscal year 2012 and 2011, respectively.

(7)
This amount includes the grant date fair value of $646,212 and $439,750 for performance-vested RSU awards, respectively for 17,150 and 12,500 shares, granted to Ms. Shema in fiscal year 2012 and 2011, respectively.

(8)
This amount includes the grant date fair value of $494,230 for a performance-vested RSU award for 11,000 shares granted to Mr. Osborn in fiscal year 2012.

(9)
These amounts include $71,339 in relocation payments and a $20,566 housing allowance.

(10)
On August 1, 2012, Ted W. Love, M.D., retired from his position as Executive Vice President, R&D and Technical Operations.

(11)
This amount includes the grant date fair value of $646,212 and $791,000 for performance-vested RSU awards, respectively for 17,150 and 22,500 shares, granted to Dr. Love in fiscal year 2012 and 2011, respectively.

(12)
Includes $526,800 in severance payments.

Grants of Plan-Based Awards

        The following table shows all plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2012.

					Estimated Future Payouts Under Equity Incentive Plan Awards
							All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
									Exercise or Grant Date Price of Stock or Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
	Grant Date / Approval Date
Name		Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Target (#)(4)
N. Anthony Coles, M.D.	3/30/12				60,100	(9)			37.68	2,264,568
	3/30/12						28,000		37.68	1,055,040
	3/30/12							142,600	37.68	2,317,136
	N/A	370,000	740,000	1,110,000
Matthew K. Fust	3/30/12				17,150	(9)			37.68	646,212
	3/30/12						9,000		37.68	339,120
	3/30/12							45,900	37.68	745,838
	N/A	93,580	187,160	280,740
Juergen Lasowski, Ph.D.	3/30/12				17,150	(9)			37.68	646,212
	3/30/12						9,000		37.68	339,120
	3/30/12							45,900	37.68	745,838
	N/A	84,160	168,320	252,480
Suzanne M. Shema, J.D.	3/30/12				17,150	(9)			37.68	646,212
	3/30/12						7,500		37.68	282,600
	3/30/12							66,200	37.68	1,075,697
	N/A	88,000	176,000	264,000
John E. Osborn, J.D., M.I.P.P.	6/1/12				11,000	(9)			44.93	494,230
	6/1/12							87,360	44.93	1,594,372
	N/A	45,170	90,341	135,512
Ted. W. Love, M.D.	3/30/12				17,150	(9)			37.68	646,212
	3/30/12						9,800		37.68	369,264
	3/30/12							49,700	37.68	807,585
		N/A	N/A	N/A

(1)
This column represents the annualized threshold potential payment at 50% of each named executive officer's annual incentive bonus for the year ended December 31, 2012. Such amounts do not reflect the actual payments made to the named executive officers. See the Summary Compensation Table for actual payments for 2012 under the annual incentive bonus program.

(2)
This column represents the annualized target potential payment at 100% of each named executive officer's annual incentive bonus for the year ended December 31, 2012. Such amounts do not reflect the actual payments made to the named executive officers. See the Summary Compensation Table for actual payments for 2012 under the annual incentive bonus program.

(3)
This column represents the annualized maximum potential payment at 150% of each named executive officer's annual incentive bonus for the year ended December 31, 2012. Such amounts do not reflect the actual payments made to the named executive officers. See the Summary Compensation Table for actual payments for 2012 under the annual incentive bonus program.

(4)
This column represents the target potential number of RSUs that will vest based upon the achievement of certain pre-determined performance-based conditions. Such amounts do not reflect the actual restricted share awards that vested. See the Options Exercised and Stock Vested table for actual restricted share awards that vested during the year-ended December 31, 2012.

(5)
This column shows the number of time-vested RSU awards granted to the named executive officers on March 30, 2012. One-third of the RSU awards granted on March 30, 2012 vested in March 2013, with the remaining RSUs vesting in series of two successive equal annual installments through March 2015

(6)
This column shows the number of stock options granted to the named executive officers on March 30, 2012. One-eighth of the options granted on March 30, 2012 vested on September 30, 2012 with the remaining options vesting in equal monthly amounts thereafter through March 2016.

(7)
This column shows the exercise price for the stock options granted and the grant date price for the restricted stock awards granted to the named executive officers, which was the closing price of our stock on the date the Compensation Committee approved such grants.

(8)
This column shows the full grant date fair value in accordance with ASC Topic 718 of restricted stock awards and stock options granted to the named executive officers. The full grant date fair value is the amount that the Company would expense in its financial statements over the award's vesting schedule. See notes 1 and 2 of the Summary Compensation Table for discussions on the fair value calculations.

(9)
Represents performance-vested RSUs granted on March 30, 2012 to the named executive officers. Please refer to the Compensation Discussion and Analysis section of this Proxy Statement for a description of these awards.

Outstanding Equity Awards

        The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2012. The following awards identified in the table below are also reported in the Grants of Plan-Based Awards Table on the previous page: (1) option awards with an expiration date in 2022 for each of the named executive officers and (2) unvested stock awards granted in 2012.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
								Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
	Number of Securities Underlying Unexercised Options					Number of Shares or Units of Stock that Have Not Vested
Name	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
N. Anthony Coles, M.D.	26,738	115,862	(5)	37.68	3/29/22
	6,563	59,062	(5)	35.18	3/31/21
	101,063	45,937	(5)	30.28	3/31/20
	98,439	6,561	(5)	28.55	3/31/19
	13,776	0		29.03	3/31/18
						28,000	(2)	2,114,840
						10,000	(3)	755,300
						7,000	(4)	528,710
									60,100	(7)	4,539,353
Matthew K. Fust	8,606	37,294	(5)	37.68	3/29/22
	18,375	23,625	(5)	35.18	3/31/21
	31,281	14,219	(5)	30.28	3/31/20
	69,073	1,969	(5)	34.48	3/31/19
						9,000	(2)	679,770
						4,000	(3)	302,120
						2,166	(4)	163,598
									17,150	(7)	1,295,340
Juergen Lasowski, Ph.D.	8,606	37,294	(5)	37.68	3/29/22
	34,343	44,157	(5)	35.18	3/31/21
	28,875	13,125	(5)	30.28	3/31/20
	25,375	2,625	(5)	28.55	3/31/19
	84,000	0		35.67	3/31/18
						9,000	(2)	679,770
						3,666	(3)	276,893
						2,000	(4)	151,060
									17,150	(7)	1,295,340
Suzanne M. Shema, J.D.	3,438	53,787	(5)	37.68	3/29/22
	802	21,657	(5)	35.18	3/31/21
	656	9,844	(5)	30.28	3/31/20
	10,698	12,833	(6)	32.07	3/31/19
						7,500	(2)	566,475
						3,666	(3)	276,893
						1,500	(4)	113,295
									17,150	(7)	1,295,340
John E. Osborn, J.D., M.I.P.P.	0	87,360		44.93	5/31/22
									11,000	(7)	830,830
Ted W. Love, M.D.	3,106	0		37.68	3/29/22
	875	0		35.18	3/31/21

(1)
Value is based on the closing price of our common stock of $75.53 on December 31, 2012, as reported on the Nasdaq Global Market.

(2)
The restricted shares were granted on March 30, 2012. Subject to certain restrictions, remaining shares will vest in three equal installments on March 30, 2013, 2014 and 2015.

(3)
The restricted shares were granted on March 31, 2011. Subject to certain restrictions, remaining shares will vest in two equal installments on March 31, 2013 and 2014.

(4)
The restricted shares were granted on March 31, 2010. Subject to certain restrictions, remaining shares will vest on March 31, 2013.

(5)
Annual option grants vest 1/8th after six months from grant date and 1/48th each month thereafter over four years.

(6)
Options granted upon hire vest ratably over a four year period with 1/4th vesting one year from the grant date and the remaining options vesting at 1/48th each month thereafter.

(7)
The performance-vested RSUs were granted on March 30, 2012. This award vests upon achievement of performance goals described in the Compensation Discussion and Analysis section of this Proxy Statement.

Options Exercised and Stock Vested

        The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officer during fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
N. Anthony Coles, M.D.	375,599	18,204,883	42,000	2,523,310
Matthew K. Fust	23,458	558,834	19,917	1,200,765
Juergen Lasowski, Ph.D.	14,000	541,674	17,084	1,067,063
Suzanne M. Shema, J.D.	99,485	2,828,911	13,250	859,971
John E. Osborn, J.D., M.I.P.P.	0	0	0	0
Ted W. Love, M.D.	105,525	5,375,255	18,750	1,153,488

(1)
The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
The value realized equals the market value of our common stock on the vesting date, multiplied by the number of shares that vested.

Post-Employment Obligations

Dr. Coles' Severance Arrangement

        On February 22, 2008, we entered into an employment agreement with Dr. Coles setting forth the terms and conditions of his appointment as President and Chief Executive Officer and setting forth the payments and benefits in the event that his employment is terminated without cause in circumstances where there was no change in control of the Company. The severance payments and benefits in such a circumstance include 36 months of his current base salary, payment of COBRA medical insurance coverage premiums consistent with his current coverage for 18 months, up to 18 months accelerated vesting of equity awards granted under his employment agreement that are subject to time-based vesting and 12 months to exercise his vested stock options.

Executive Severance Benefit Plan

        On December 3, 2008, the Board adopted an Executive Severance Benefit Plan (the "Severance Plan"), pursuant to which current and future Section 16(b) officers, as defined by the Securities Exchange Act of 1934, of the Company, excluding Dr. Coles, will be eligible to participate and receive severance benefits under certain circumstances. Under the Severance Plan, if a participating executive officer is involuntarily terminated without cause, or constructively terminated, both as defined in the Severance Plan, then the Executive will be entitled to receive (a) cash severance in a lump sum amount equal to up to one year's base salary, (b) up to 12 months of benefits to continue his or her current health insurance coverage and (c) up to six months following termination to exercise vested stock options. The Severance Plan does not supersede any individually-negotiated employment agreement.

Dr. Coles' Change-in-Control Severance Agreement

        On February 22, 2008, the Company entered into an employment agreement, including an Executive Change-in-Control Severance Benefits Agreement (the "Agreement"), with Dr. Coles. Pursuant to the Agreement, if Dr. Coles' employment with the Company terminates due to an "involuntary termination without cause" or a "constructive termination," as those terms are defined in the Agreement, in either case within 24 months following the effective date of a "change-in-control" (defined in the Agreement) Dr. Coles will receive the following benefits:

  •
  a lump sum cash payment equal to four times his base salary;

  •
  payment of his projected COBRA premiums for a period of 24 months in a lump sum;

  •
  continuation of payment of his premiums for group life insurance for 24 months or until such earlier date as he shall secure subsequent employment that provides him with life insurance benefits;

  •
  payment for his outplacement services for a period of one year following termination, not to exceed $40,000;

  •
  all stock awards granted to him on or after the effective date of the Agreement will vest in full and he will have 12 months following termination to exercise these stock awards; and

  •
  in the event that any severance benefits paid pursuant to the Agreement would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), he shall be entitled to a "gross-up payment" (defined in the Agreement). Notwithstanding the foregoing, no gross-up payment will be paid if a reduction in parachute payments by ten percent would cause no Excise Tax to be imposed on him, in which case the parachute payment would be reduced by ten percent.

Executive Change-in-Control Severance Benefits Agreement

        Subject to limited exceptions, we have entered into change in control severance benefit agreements ("CIC Agreements") with our Executive Vice Presidents, Senior Vice Presidents and Vice Presidents (each an "Executive"). Except as provided in the CIC Agreement and explained below, the CIC Agreement supersedes any other policy, plan, program or arrangement relating to severance benefits payable by the Company to the Executive. Under the CIC Agreement, if an Executive's employment with the Company terminates due to an "involuntary termination without cause" or a "constructive termination," as those terms are defined in the CIC Agreement, in either case within 24 months following the effective date of a "change-in-control" (defined in the CIC Agreement), an Executive will receive the following benefits:

  •
  a lump sum cash payment as follows: Executive Vice President and Senior Vice President—26 months of base salary; Senior Vice President of Human Resources—26 months of base salary and target bonus for the year in which termination occurs; and Vice President—16 months of base salary;

  •
  payment of the projected COBRA premiums for Executives for such period of time determined by position as follows, or until such earlier date as the Executive secures subsequent employment that provides the Executive with health benefits: Executive Vice President and Senior Vice President—18 months; and Vice President—12 months;

  •
  continuation of payment of the premiums for the Executive's group life insurance for the number of months determined by position as follows, or until such earlier date as the Executive secures subsequent employment that provides the Executive with life insurance benefits: Executive Vice President and Senior Vice President—18 months; and Vice President—12 months;

  •
  payment for outplacement services for the Executive for a period of one year following termination, not to exceed $25,000 for Executive Vice Presidents and Senior Vice Presidents and $15,000 for Vice Presidents;

  •
  all stock awards granted to the Executive and that are governed by the CIC Agreement will vest in full and the Executive will have 12 months following termination to exercise these stock awards (unless the stock award term expires prior to that time, in which case to the end of the stock award term); and

  •
  in the event that any severance benefits paid pursuant to the CIC Agreement would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), the Executive Vice Presidents and Senior Vice Presidents hired before 2010 will be entitled to a "gross-up payment" (defined in the CIC Agreement). Notwithstanding the foregoing, no gross-up payment will be paid if a reduction in parachute payments by ten percent would cause no Excise Tax to be imposed on an Executive, in which case the parachute payment would be reduced by ten percent.

        Certain stock awards (the "Prior Stock Awards") held by Executives remain subject to a predecessor executive change in control severance benefits agreement (the "Predecessor Agreement") and continue to be governed by the Predecessor Agreement. The vesting of the Prior Stock Awards will accelerate as follows:

  •
  in the event of a "change-in-control" (defined in the CIC Agreement), the vesting of 50% of the Prior Stock Awards will be accelerated and will be exercisable for 12 months following any subsequent termination of the Executive's employment (unless the Prior Stock Award term expires prior to that time, in which case to the end of the Prior Stock Award term); and

  •
  if an Executive's employment with the Company terminates due to an "involuntary termination without cause" or a "constructive termination," as those terms are restated in the CIC Agreement, in either case within 13 months following a "change in control," the Prior Stock Award will vest in full and the Executive will have 12 months following termination in which to exercise the Prior Stock Award (unless the Prior Stock Award term expires prior to that time, in which case to the end of the Prior Stock Award term).

        Eligibility for the change of control and severance benefits summarized in this section of the Proxy Statement is contingent upon execution of a general release by the Executive upon his or her termination.

Potential Payments Upon Termination—Change-in-Control

        The table below identifies the potential payments that each of our named executive officers would have received in the event of a termination without cause or constructive termination (as defined in the respective agreements) in connection with a change in control or a termination without cause or constructive termination absent a change in control. The figures below assume that the transaction or termination occurred on December 31, 2012. All of the potential payments listed in the table below are payments that would have been made pursuant to the terms of the our Executive Severance Benefit Plan or Executive Change in Control Severance Benefits Agreement discussed above under the heading "Post-Employment Obligations," except for the potential payments to Dr. Coles for which potential payment would be made pursuant to the terms of Dr. Coles' Employment Agreement. On August 1, 2012, Ted W. Love, M.D., retired from his position as Executive Vice President, R&D and Technical

Operations and would not have been eligible for termination payments based on a "Change in Control" or "Termination Without Cause" on December 31, 2012.

	Acceleration of Vesting
Name	Stock Options ($)(1)	Restricted Stock ($)(2)	Performance Shares ($)(3)	Severance Payment ($)(4)	Continuation of Benefits ($)(5)	Outplacement Services ($)	Tax Gross- Up Payments ($)	Total ($)
N. Anthony Coles, M.D.
Termination without cause(6)	5,999,695	2,693,929	0	2,220,000	38,114	40,000	0	10,991,738
Termination in connection with a Change-in-Control(7)	9,155,413	3,398,850	4,539,353	2,960,000	51,740	40,000	4,438,270	24,583,626
Matthew K. Fust
Termination without cause(8)	0	0	0	467,900	6,289	0	0	474,189
Termination in connection with a Change-in-Control(9)	3,089,084	1,145,488	1,295,340	1,013,783	10,125	25,000	1,337,554	7,916,374
Jeurgen Lasowski, Ph.D.
Termination without cause(8)	0	0	0	420,800	25,409	0	0	446,209
Termination in connection with a Change-in-Control(9)	3,910,542	1,107,723	1,295,340	911,733	38,805	25,000	1,314,516	8,603,659
Suzanne M. Shema, J.D.
Termination without cause(8)	0	0	0	440,000	16,822	0	0	456,822
Termination in connection with a Change-in-Control(9)	3,912,861	956,663	1,295,340	953,333	25,924	25,000	1,452,438	8,621,559
John E. Osborn, J.D., M.I.P.P.
Termination without cause(8)	0	0	0	430,000	25,409	0	0	455,409
Termination in connection with a Change-in-Control(9)	2,673,216	0	830,830	931,667	38,805	25,000	N/A	4,499,518

(1)
The amounts listed in these columns represent the conversion value of the acceleration of vesting of stock options under our Executive Change in Control Severance Benefits Agreement and under Dr. Coles' employment agreement. Stock options that become vested are valued based on the closing price of our common stock on December 31, 2012, which was $75.53, less the exercise price on the grant date. For the named executive officers that have exercisable stock options at December 31, 2012, the number of such shares can be found in the column titled "Number of Securities Underlying Unexercised Options—Exercisable" in the Outstanding Equity Awards table.

(2)
Restricted stock that becomes vested is valued based on the closing price of our common stock on December 31, 2012, which was $75.53.

(3)
Performance RSUs that vest are valued based on the closing price of our common stock on December 31, 2012, which was $75.53.

(4)
The amounts listed in this column do not include the payment of accrued salary and vacation that would be due upon termination of employment.

(5)
Represents a lump sum for the value of the continuation of our current employee benefits, including medical, dental and vision insurance, and in the case of termination in connection with a Change in Control, also includes life insurance.

(6)
The amounts in this row represent the potential payments that would be due to Dr. Coles under his employment agreement if we were to terminate his employment without "Cause" and not in connection with a "Change in Control." The severance payment is based on Dr. Coles' 2012 annual base salary.

(7)
The amounts in this row were determined (a) on the assumption that a "Change in Control" under our retention plan occurred and a Triggering Termination occurred with respect to Dr. Coles' employment and (b) using the same salary assumptions set forth in note 4.

(8)
The amounts in this row represent the potential payments that would be due under the Onyx Pharmaceuticals, Inc. Executive Severance Benefit Plan if we were to terminate the Executive's employment without "Cause" and not in connection with a "Change in Control." The severance payment is based on the Executive's 2012 annual base salary.

(9)
The amounts in this row were determined on the assumption that "Change in Control" under our Executive Change in Control Severance Benefits Agreement occurred and a Covered Termination (as defined in those agreements) occurred with respect to the Executive's employment. The severance amount is based on the Executive's 2012 annual base salary.

 RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAM

        Our Compensation Committee has considered whether our compensation programs introduce or encourage additional risks to the Company. Our Committee does not believe that our compensation programs as currently structured are reasonably likely to have a material adverse effect on the Company. The Committee believes that the balance of long-term equity incentive vehicles, short-term cash incentive bonus and base salary appropriately balances both the short and long term performance goals of the Company without encouraging excessive risk related behavior. In addition, the substantial percentage of long-term equity compensation addresses the long-term financial and operational performance of the Company, while the short-term cash incentive component of our compensation program is capped at a sustainable expense level.

        While the Committee regularly evaluates its compensation programs, the Committee believes that its current balance of incentives both adequately compensates its employees and does not promote excessive risk-taking.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2012.

Equity Compensation Plan Information

Plan Category(1)	Number of securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
	Column a	Column b	Column c
Equity compensation plans approved by security holders	6,408,515	$38.30	4,034,666	(2)

(1)
We have no equity compensation plans that have not been approved by security holders.

(2)
This amount includes 154,856 shares that remain available for purchase under our Purchase Plan. Under the 2005 Equity Incentive Plan, as amended, shares available for issuance should be reduced by one and six tenths (1.6) shares for each share of common stock available for issuance pursuant to a stock purchase award, stock bonus award, stock unit award or other stock award granted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently composed of three non-employee Directors: Dr. Goddard, Dr. Wierenga and Mr. Wiggans. None of the members of the compensation committee has at any time since our inception ever been an officer or employee of the Company. During fiscal year ended December 31, 2012, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

        It is our practice and policy to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, Director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, our Audit Committee is charged with reviewing and approving all related-person transactions, as required by the Nasdaq rules, and in addition approves any direct or indirect personal loans from the Company to non-executive employees. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances. In the event a Director has an interest in the proposed transaction, the Director must recuse himself or herself from the deliberations and approval.

Certain Transactions

        We have entered into indemnity agreements with certain officers and Directors which provide, among other things, that we will indemnify the officer or Director under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our Director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our charter documents.

REFERENCE TO WEBSITE MATERIALS

        In this Proxy Statement, we refer to certain materials contained on our corporate website, including our Corporate Governance Guidelines, Code of Conduct, committee charters and other corporate governance materials. This information and other information found on our corporate website are not incorporated by reference into this Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A Notice of Internet Availability of Proxy Materials or proxy statement and annual report, as a stockholder may have instructed, may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or proxy statement and annual report, as you may have instructed, in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, Onyx Pharmaceuticals, Inc., 249 E. Grand Avenue, South San Francisco, CA 94080, or (3) contact Investor Relations, at (650) 266-0000. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report, at their address and would like to request "householding" of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Suzanne M. Shema
 Secretary

April 9, 2013

        A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, ONYX PHARMACEUTICALS, INC., 249 E. GRAND AVENUE, SOUTH SAN FRANCISCO, CA 94080.

Annex A

        ONYX PHARMACEUTICALS, INC.
2005 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 18, 2005
APPROVED BY THE STOCKHOLDERS: JUNE 1, 2005
LAST AMENDED: MARCH 26, 2013
LAST APPROVED BY THE STOCKHOLDERS:                        , 2013
TERMINATION DATE: APRIL 17, 2020

1.     GENERAL.

        (a)    Successor and Continuation of Prior Plans.    The Plan is intended as the successor to and continuation of the Onyx Pharmaceuticals, Inc. 1996 Equity Incentive Plan and the Onyx Pharmaceuticals, Inc. 1996 Non-Employee Directors' Stock Option Plan (collectively, the "Prior Plans"). Following the effective date of the Plan, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plans shall be added to the share reserve of the Plan and be available for issuance pursuant to Stock Awards granted hereunder. All outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans. Any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of the Plan and become available for issuance pursuant to Stock Awards granted hereunder. All Stock Awards granted subsequent to the effective date of the Plan shall be subject to the terms of this Plan.

        (b)    Eligible Stock Award Recipients.    The persons eligible to receive discretionary Stock Awards and Performance Cash Awards are Employees, Directors and Consultants.

        (c)    Available Stock Awards.    The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, (vii) Performance Stock Awards, and (viii) Other Stock Awards. The Plan also provides for the grant of Performance Cash Awards.

        (d)    General Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.     DEFINITIONS.

        As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

          (a)   "Accountant" means the independent registered public accounting firm appointed by the Company.

          (b)   "Affiliate" means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether "Affiliate" includes entities other than corporations within the foregoing definition.

          (c)   "Annual Meeting" means the first meeting of the Company's stockholders held each calendar year at which Directors of the Company are selected.

          (d)   "Award" means a Stock Award or a Performance Cash Award.

          (e)   "Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award (including a Stock Award Agreement). Each Award Agreement shall be subject to the terms and conditions of the Plan.

          (f)    "Board" means the Board of Directors of the Company.

          (g)   "Capitalization Adjustment" has the meaning ascribed to that term in Section 12(a).

          (h)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

              (i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

             (ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

           (iii)  the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

            (iv)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

             (v)  individuals who, on the date this Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

        The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a "change in the ownership or effective control of" the Company or "a change in the ownership of a substantial portion of the assets of" the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant's consent, amend the definition of "Change in Control" to conform to the definition of "Change in Control" under Section 409A of the Code, and the regulations thereunder.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended.

          (j)    "Committee" means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

          (k)   "Common Stock" means the common stock of the Company.

          (l)    "Company" means Onyx Pharmaceuticals, Inc., a Delaware corporation.

          (m)  "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company's securities to such person.

          (n)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an "Affiliate," as determined by the Board in its sole discretion, such Participant's Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.

  For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of "separation from service" as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

          (o)   "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

              (i)  a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

             (ii)  a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

           (iii)  the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

            (iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a "change in the ownership or effective control of" the Company or "a change in the ownership of a substantial portion of the assets of" the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

          (p)   "Covered Employee" will have the meaning provided in Section 162(m)(3) of the Code, which currently means the Company's principal executive officer and the three (3) other highest compensated officers of the Company, excluding the Company's principal financial officer, for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

          (q)   "Director" means a member of the Board.

          (r)   "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

          (s)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

          (t)    "Entity" means a corporation, partnership, limited liability company, or other entity.

          (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (v)   "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 15, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

          (w)  "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or traded on any established market, such as the Nasdaq Global Select Market, Nasdaq Global Market, or the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

             (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with applicable laws.

          (x)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (y)   "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

          (z)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (aa) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (bb) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

          (cc) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

          (dd) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

          (ee) "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

          (ff)  "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

          (gg) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

          (hh) "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

          (ii)   "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

          (jj)  "Performance Cash Award" means an award of cash granted pursuant to the terms and conditions of Section 11(h)(ii).

          (kk) "Performance Criteria" means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) increases in revenue or product revenue; (xviii) expenses and cost reduction goals; (xix) improvement in or attainment of expense levels; (xx) improvement in or attainment of working capital levels; (xxi) economic value added; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxviii) customer satisfaction; (xxix) total stockholder return; (xxx) stockholders' equity; and (xxxi) other measures of performance selected by the Board (but only with respect to Performance Stock Awards and Performance Cash Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code). Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

          (ll)   "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

          (mm)  "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Stock Award or a Performance Cash Award.

          (nn) "Performance Stock Award" means a Stock Award granted under the terms and conditions of Section 11(h)(i).

          (oo) "Plan" means this Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan.

          (pp) "Prior Plans" means the Company's 1996 Equity Incentive Plan and 1996 Non-Employee Directors' Stock Option Plan as in effect immediately prior to the effective date of the Plan.

          (qq) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

          (rr)  "Securities Act" means the Securities Act of 1933, as amended.

          (ss) "Stock Appreciation Right" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

          (tt)  "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

          (uu) "Stock Award" means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, an Other Stock Award, or a Performance Stock Award.

          (vv) "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

          (ww)  "Stock Bonus Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

          (xx) "Stock Bonus Award Agreement" means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

          (yy) "Stock Purchase Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

          (zz) "Stock Purchase Award Agreement" means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

          (aaa)  "Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

          (bbb)  "Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

          (ccc)  "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

          (ddd)  "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.     ADMINISTRATION.

        (a)    Administration by Board.    The Board shall administer the Plan. The Board may delegate some of its powers of administration of the Plan to a Committee, as provided in Section 3(c). Any discretionary Award granted to a Director under Sections 6, 7, or 11(h) shall be administered by a committee consisting solely of Non-Employee Directors and those Non-Employee Directors sitting on the committee may administer and grant discretionary Awards to any Director, which may include Awards to themselves.

        (b)    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Award shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person and (6) the Fair Market Value applicable to a Stock Award.

           (ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (iii)  To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

          (iv)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards. Except with respect to amendments that disqualify or impair the status of an Incentive Stock Option or as otherwise provided in the Plan or an Award Agreement, no amendment of an outstanding Award may materially impair that Participant's rights under his or her outstanding Award without his or her written consent. Notwithstanding the foregoing, unless prohibited by applicable law, the Board may amend the terms of an Award without the affected Participant's consent if necessary (1) to maintain the qualified status of the Award as an Incentive Stock Option, (2) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (3) to comply with other applicable laws.

           (v)  To amend the Plan or an Award as provided in Section 13.

          (vi)  To terminate or suspend the Plan as provided in Section 14.

         (vii)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

        (viii)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by individuals who are foreign nationals or employed outside the United States.

        (c)    Delegation to Committee.

          (i)    General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Any Committee administering or granting a discretionary Award to a Director under Sections 6, 7, or 11(h) shall consist solely of Non-Employee Directors; provided, however, that such Committee may administer and grant discretionary Awards to members of such Committee.

          (ii)    Section 162(m) and Rule 16b-3 Compliance.    In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)    Delegation to an Officer.    The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(w)(ii) above.

        (e)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        (f)    Cancellation and Re-Grant of, or Payment for, Stock Awards.    Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, (ii) cancel and re-grant any outstanding Stock Awards under the Plan, or (iii) cancel any outstanding Option or Stock Appreciation Right that has an exercise price or strike price greater than the Fair Market Value of a share of Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.     SHARES SUBJECT TO THE PLAN.

        (a)    Share Reserve.    Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, 23,060,045 shares of Common Stock. Such number of shares reserved for issuance consists of (i) the number of shares remaining available for issuance under the Prior Plans, including shares subject to outstanding stock awards under the Prior Plans, (ii) an additional 3,990,000 shares approved by the stockholders at the 2005 Annual Meeting as part of the approval of the Plan, (iii) an additional 1,600,000 shares approved by the stockholders at the 2007 Annual Meeting, (iv) an additional 3,100,000 approved by the stockholders at the 2008 Annual Meeting, (v) an additional 2,000,000 shares approved by the stockholders at the 2009 Annual Meeting, (vi) an additional 3,000,000 shares approved by the stockholders at the 2010 Annual Meeting, (vii) an additional 2,000,000 shares approved by the stockholders at the 2012 Annual Meeting, and (viii) an additional 3,800,000 shares subject to approval by the stockholders at the 2013 Annual Meeting.

        Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (1) one (1.0) share for each share of stock issued pursuant to an Option granted under Section 6 or 8, or (B) a Stock Appreciation Right granted under Section 7(d) with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; (2) for awards granted prior to the date of the 2009 Annual Meeting, one and three tenths (1.3) shares for each share of Common Stock issued pursuant to a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award granted under Section 7 or 8; (3) for awards granted on or after the date of the 2009 Annual Meeting but prior to the date of the 2013 Annual Meeting, one and six tenths (1.6) shares for each share of Common Stock issued pursuant to a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award granted under Section 7 or 8; and (4) for awards granted on or after the date of the 2013 Annual Meeting, two (2.0) shares for each share of Common Stock issued pursuant to a Stock

Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award granted under Section 7 or 8.

        Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A(8) and such issuance shall not reduce the number of shares available for issuance under the Plan.

        (b)    Reversion of Shares to the Share Reserve.

          (i)    Shares Available For Subsequent Issuance.    If any (1) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (2) shares of Common Stock issued to a Participant pursuant to a Stock Award (including the Stock Awards transferred from the Prior Plans on the effective date of this Plan) are forfeited to or repurchased by the Company at their original exercise or purchase price pursuant to the Company's reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (3) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as more than one share against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b)(i), then the number of shares of Common Stock available for issuance under the Plan shall increase by (a) one and three tenths (1.3) shares for shares returning prior to the date of the 2009 Annual Meeting, (b) one and six tenths (1.6) shares for shares returning on or after the date of the 2009 Annual Meeting and prior to the date of the 2013 Annual Meeting, and (c) two (2.0) shares for shares returning on or after the date of the 2013 Annual Meeting.

          (ii)    Shares Not Available for Subsequent Issuance.    If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised") or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, Stock Appreciation Right, or the issuance of shares under a Stock Purchase Award, Stock Bonus Award, or Stock Unit Award, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

          (iii)    Incentive Stock Option Limit.    Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 12(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 23,060,045 shares, that is, the same as the maximum number of shares of Common Stock that may be issued pursuant to Stock Awards under Section 4(a).

        (c)    Source of Shares.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.     ELIGIBILITY.

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a "parent corporation" or "subsidiary corporation" thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any "parent" of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as "service recipient stock" under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)    Section 162(m) Limitation.    Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than one million (1,000,000) shares of Common Stock.

        (d)    Consultants.    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

        (e)    Limited Exception to Minimum Vesting Restrictions.    Up to ten percent (10%) of the total number of shares of Common Stock subject to the Plan pursuant to Section 4(a) may be issued as Stock Awards that are not subject to the minimum vesting restrictions imposed by Sections 6(f), 7(a)(iii), 7(b)(ii), 7(c)(ii), 7(d)(iv), 7(e)(ii), and 11(h)(i).

6.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a)    Term.    No Option shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).

          (b)    Exercise Price of an Incentive Stock Option.    Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock

  Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

          (c)    Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

          (d)    Consideration.    The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

              (i)  by cash (including electronic funds transfers) or check;

             (ii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

           (iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

            (iv)  if an Option is a Nonstatutory Stock Option, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the "net exercise," (2) shares are delivered to the Participant as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations; or

             (v)  in any other form of legal consideration that may be acceptable to the Board.

          (e)    Transferability of Options.    The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

            (i)    Restrictions on Transfer.    An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

            (ii)    Domestic Relations Orders.    Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2).

            (iii)    Beneficiary Designation.    Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant's estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

          (f)    Vesting of Options Generally.    The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. Notwithstanding the foregoing or as otherwise permitted by Section 5(e), no Option granted pursuant to this Section 6 shall vest at a rate more favorable to the Optionholder than over a one (1)-year period measured from the date of grant (or the date of hire for newly-hired Optionholders) except in the event of (i) death, (ii) disability, (iii) retirement, (iv) upon a Corporate Transaction in which such Option is not assumed, continued or substituted by a successor corporation, or (v) upon a Change in Control.

          (g)    Termination of Continuous Service.    In the event that an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

          (h)    Extension of Termination Date.    An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

          (i)    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the

  Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

          (j)    Death of Optionholder.    In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

          (k)    Non-Exempt Employees.    No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Optionholder's death or Disability, (ii) upon a Corporate Transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Optionholder's retirement (as such term may be defined in the Optionholder's Option Agreement or in another applicable agreement or in accordance with the Company's then current employment policies and guidelines), any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee's regular rate of pay, the provisions of this Section 6(k) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

7.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a)    Stock Purchase Awards.    Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company's Bylaws, at the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Purchase Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical; provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Purchase Price.    At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

          (ii)    Consideration.    At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (1) in cash or by check at the time of purchase, (2) by past or future services rendered to the Company or an Affiliate, or (3) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

          (iii)    Vesting.    Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Notwithstanding the foregoing or as otherwise permitted by Section 5(e), no Stock Purchase Award granted pursuant to this Section 7(a) shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant except in the event of (1) death, (2) disability, (3) retirement, (4) upon a Corporate Transaction in which such Stock Purchase Award is not assumed, continued, or substituted by a successor corporation, or (5) upon a Change in Control.

          (iv)    Termination of Participant's Continuous Service.    In the event that a Participant's Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board's election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (1) the Fair Market Value on the relevant date, or (2) the Participant's original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Stock Purchase Award as a liability for financial accounting purposes) have elapsed following the Participant's purchase of the shares of stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

          (v)    Transferability.    Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

        (b)    Stock Bonus Awards.    Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company's Bylaws, at the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Bonus Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical; provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Stock Bonus Award may be awarded in consideration for (1) past or future services rendered to the Company or an Affiliate, or (2) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)    Vesting.    Shares of Common Stock awarded under a Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board. Notwithstanding the foregoing or as otherwise permitted by Section 5(e), no Stock Bonus Award granted pursuant to this Section 7(b) shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant except in the event of (1) death, (2) disability, (3) retirement, (4) upon a Corporate Transaction in which such Stock Bonus Award is not assumed, continued, or substituted by a successor corporation, or (5) upon a Change in Control.

          (iii)    Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

          (iv)    Transferability.    Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

        (c)    Stock Unit Awards.    Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical; provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

          (ii)    Vesting.    At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions on the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing or as otherwise permitted by Section 5(e), no Stock Unit Award granted pursuant to this Section 7(c) shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant except in the event of (1) death, (2) disability, (3) retirement, (4) upon a Corporate Transaction in which such Stock Unit Award is not assumed, continued, or substituted by a successor corporation, or (5) upon a Change in Control.

          (iii)    Payment.    A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

          (iv)    Additional Restrictions.    At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award to a time following the vesting of such Stock Unit Award.

          (v)    Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

          (vi)    Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

        (d)    Stock Appreciation Rights.    Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Term.    No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.

          (ii)    Strike Price.    Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

          (iii)    Calculation of Appreciation.    The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (1) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (2) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

          (iv)    Vesting.    At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions on or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing or as otherwise permitted by Section 5(e), no Stock Appreciation Right granted pursuant to this Section 7(d) shall vest at a rate more favorable to the Participant than over a one (1)-year period measured from the date of grant (or the date of hire for newly-hired Participants) except in the event of (1) death, (2) disability, (3) retirement, (4) upon a Corporate Transaction in which such Stock Appreciation Right is not assumed, continued, or substituted by a successor corporation, or (5) upon a Change in Control.

          (v)    Exercise.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (vi)    Payment.    The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (vii)    Termination of Continuous Service.    In the event that a Participant's Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (1) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (2) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

          (viii)    Non-Exempt Employees.    No Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Stock Appreciation Right. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (1) in the event of the Participant's death or Disability, (2) upon a Corporate Transaction in which such Stock Appreciation Right is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant's retirement (as such term may be defined in the Participant's Stock Appreciation Right Agreement or in another applicable agreement or in accordance with the Company's then current employment policies and guidelines), any such vested Stock Appreciation Rights may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Appreciation Right will be exempt from his or her regular rate of pay.

        (e)    Other Stock Awards.

          (i)    General.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

          (ii)    Vesting.    Notwithstanding the foregoing or as otherwise permitted by Section 5(e), no Other Stock Award granted pursuant to this Section 7(e) shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant except in the event of (1) death, (2) disability, (3) retirement, (4) upon a Corporate Transaction in which such Other Stock Award is not assumed, continued, or substituted by a successor corporation, or (5) upon a Change in Control.

8.     ANNUAL LIMITS ON DISCRETIONARY GRANTS TO NON-EMPLOYEE DIRECTORS.

        (a)   Stock Awards may be granted to Non-Employee Directors at such times and in such amounts as determined by the Board in its sole discretion; provided, however, that no Non-Employee Director will receive Stock Awards covering more than 75,000 shares of Common Stock in any one calendar year.

9.     COVENANTS OF THE COMPANY.

        (a)    Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

10.   USE OF PROCEEDS FROM SALES OF COMMON STOCK.

        Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.   MISCELLANEOUS.

        (a)    Acceleration of Exercisability and Vesting.    Except to the extent prohibited by Sections 6(f), 7(a)(iii), 7(b)(ii), 7(c)(ii), 7(d)(iv), 7(e)(ii), and 11(h)(i), the Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)    Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms and the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

        (c)    No Employment or Other Service Rights.    Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (e)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations.    To the extent provided by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); or (iii) by such other method as may be set forth in the Award Agreement.

        (g)    Electronic Delivery.    Any reference herein to a "written" agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company's intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

        (h)    Performance Awards.

          (i)    Performance Stock Awards.    A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. Notwithstanding the foregoing or as otherwise permitted by Section 5(e), each Performance Stock Award granted pursuant to this Section 11(h)(i) shall require the completion of one (1) year of Continuous Service measured from the beginning of a Performance Period, except in the event of (1) death, (2) disability, (3) retirement, (4) upon a Corporate Transaction in which such Performance Stock Award is not assumed, continued or substituted by a successor corporation, or (5) upon a Change in Control. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 11(h)(i) shall not exceed the value of one million (1,000,000) shares of Common Stock.

          (ii)    Performance Cash Awards.    A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 11(h)(ii) shall not exceed two million dollars ($2,000,000). No Performance Cash Award may be granted under the Plan after the annual meeting of the Company's stockholders held in 2013 if the Company's 2013 Cash Performance Incentive Plan is approved by such stockholders at such meeting.

        (i)    No Obligation to Notify or Minimize Taxes.    The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award.

Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

        (j)    Corporate Action Constituting Grant of Awards.    Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement

        (k)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

        (l)    Compliance with Section 409A.    Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes "deferred compensation" under Section 409A of the Code is a "specified employee" for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a "separation from service" (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant's "separation from service" or, if earlier, the date of the Participant's death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

        (m)    Change in Time Commitment.    In the event a Participant's regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

12.   ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

        (a)    Capitalization Adjustments.    If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 15 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment")), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 11(h), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction "without the receipt of consideration" by the Company.)

        (b)    Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)    Corporate Transaction.    The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

          (i)    Stock Awards May Be Assumed.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).

          (ii)    Stock Awards Held by Current Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding

  Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the "Current Participants"), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

          (iii)    Stock Awards Held by Former Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

          (iv)    Payment for Stock Awards in Lieu of Exercise.    Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

          (d)    Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

        (e)    Parachute Payments.

            (i)  Except as otherwise provided in a written agreement between the Company and a Participant, if the acceleration of the vesting and exercisability of Stock Awards provided for in Section 12(c)(ii), together with payments and other benefits of a Participant, (collectively, the "Payment") (x) constitute a "parachute payment" within the meaning of Section 280G of the Code, or any comparable successor provisions, and (y) but for this Section 12(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then such Payment shall be either (1) provided to such Participant in full, or (2) provided to such Participant as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

           (ii)  Except as otherwise provided in a written agreement between the Company and a Participant, any determination required under this Section 12(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reductions shall occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of Stock Awards other than Options; (3) cancellation of accelerated vesting of Options; and (4) reduction of other benefits paid to the Participant. Within any such category of Payments (that is, (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not "deferred compensation" within the meaning of Section 409A of the Code and then with respect to amounts that are. If acceleration of vesting of Stock Awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of date of grant of Stock Awards (i.e., the earliest granted Stock Award cancelled last).

         (iii)  For purposes of making the calculations required by this Section 12(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Participant shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this Section 12(e).

          (iv)  If, notwithstanding any reduction described above, the Internal Revenue Service (the "IRS") determines that the Participant is liable for the Excise Tax as a result of the Payment, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the Payment (the "Repayment Amount"). The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant's net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Participant's net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax.

           (v)  Notwithstanding any other provision of this Section 12(e), if (i) there is a reduction in the Payment as described above, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant's net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay or otherwise provide to the Participant that portion of the Payment that was reduced pursuant to this Section 12(e) contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant's net after-tax proceeds with respect to the Payment are maximized.

          (vi)  If the Participant either (i) brings any action to enforce rights pursuant to this Section 12(e), or (ii) defends any legal challenge to his or her rights under this Section 12(e), the Participant shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Participant, the court finds that the action was brought in good faith.

13.   AMENDMENT OF THE PLAN AND AWARDS.

        (a)    Amendment of Plan.    Subject to the limitations of applicable law, the Board at any time, and from time to time, may amend the Plan. However, stockholder approval shall be required for any amendment of the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan.

        (b)    Stockholder Approval.    The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

        (c)    Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)    No Impairment of Rights.    Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

        (e)    Amendment of Awards.    The Board, at any time and from time to time, may amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as expressly provided in Section 3(b) above, the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

14.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)    Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 17, 2020. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

15.   EFFECTIVE DATE OF PLAN.

        The Plan first became effective upon approval by the Company's stockholders at the 2005 Annual Meeting.

16.   CHOICE OF LAW.

        The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state's conflict of laws rules.

Annex B

        ONYX PHARMACEUTICALS, INC.
2013 CASH PERFORMANCE INCENTIVE PLAN

ADOPTED: MARCH 26, 2013
APPROVED BY THE STOCKHOLDERS:                  , 2013

1.     GENERAL

        The Cash Performance Incentive Plan (the "Plan") is a cash incentive plan intended to motivate executives of Onyx Pharmaceuticals, Inc. (the "Company") to achieve short-term and long-term corporate objectives relating to the performance of the Company or one or more of the Company's business units, divisions, affiliates or business segments, as established by the Plan Administrator (as defined below), and to reward such executives when those objectives are achieved, thereby tying Company performance to stockholder value.

2.     ADMINISTRATION

        The Performance Incentive Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company or a sub-committee thereof, in either case consisting solely of two or more outside directors of the Company who satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and such committee or sub-committee shall be referred to herein as the "Plan Administrator." Among other things, the Plan Administrator will have the authority to select participants in the Plan, to determine the performance goals, award amounts and other terms and conditions of awards under the Plan. The Plan Administrator also will have the authority to establish and amend rules and regulations relating to the administration of the Plan. All decisions made by the Plan Administrator in connection with the Plan will be made in the Plan Administrator's sole and absolute discretion and will be final and conclusive. The Plan Administrator will administer the Plan in a manner intended to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code, except in the case of awards that are not intended to qualify as "performance-based compensation."

3.     ELIGIBILITY

        The Plan Administrator has the sole authority to designate the executives of the Company who will participate in the Plan. No executive is automatically entitled to participate in the Plan and participation in the Plan for any Performance Period (as such term is defined in Section 5) does not guarantee participation in the Plan in respect of any other Performance Period. Any executive of the Company designated by the Plan Administrator as a participant in the Plan with respect to any Performance Period shall be referred to herein as a "Participant."

4.     COMPLIANCE WITH SECTION 162(m)

        In general, awards under the Plan that are based on the attainment of one or more Performance Goals (as such term is defined in Section 5) during a Performance Period are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. However, Participants may receive awards under the Plan based on the attainment of corporate or individual performance goals that either (a) are not based on one or more of the Performance Criteria or (b) are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

5.     PERFORMANCE CRITERIA, PERFORMANCE GOALS, AND PERFORMANCE PERIODS

        Pursuant to the terms of the Plan, the Plan Administrator may establish in writing one or more objective performance goals (each, a "Performance Goal" and collectively, the "Performance Goals")

based on the attainment of specified levels of one or more of the following "performance criteria" (the "Performance Criteria"): (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) increases in revenue or product revenue; (xviii) expenses and cost reduction goals; (xix) improvement in or attainment of expense levels; (xx) improvement in or attainment of working capital levels; (xxi) economic value added; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxviii) customer satisfaction; (xxix) total stockholder return; and (xxx) stockholders' equity. The Plan Administrator, in its sole discretion, shall determine the manner of calculating the specified Performance Goals selected for a Performance Period.

        With respect to a Performance Period, the Performance Goals may be established on a Company-wide basis or with respect to one or more of the Company's business units, divisions, affiliates, or business segments, and may be measured in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. The Plan Administrator is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles.

        Notwithstanding the preceding provisions of this Section 5, the Plan Administrator may establish in writing corporate or individual performance goals that either (a) are not based on one or more of the Performance Criteria or (b) are not intended to result in the corresponding awards pursuant to the Plan qualifying as "performance-based compensation" under Section 162(m) of the Code.

        Pursuant to the terms of the Plan, the Plan Administrator will also establish one or more periods of time (each, a "Performance Period"), which may be of varying and overlapping durations, over which the attainment of one or more Performance Goals (or, in the case of awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the attainment of corporate or individual performance goals that are not based on one or more of the Performance Criteria) will be measured for the purpose of determining a Participant's entitlement to an award under the Plan.

6.     TERMS OF AWARDS

        With respect to each Performance Period, the Plan Administrator will establish the applicable Performance Goals for such Performance Period based on some or all of the Performance Criteria set forth in Section 5 (or will establish corporate or individual performance goals that are not based on one or more of the Performance Criteria, in the case of awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code). With respect to awards under the Plan that are intended to qualify as "performance-based compensation under Section 162(m) of the Code, prior to the earlier of (i) ninety (90) days following the commencement of the applicable Performance Period and (ii) the passage of twenty-five percent (25%) of the duration of such Performance Period and while the outcome is substantially uncertain, the Plan Administrator will establish in writing the Performance Goals for each award to a Participant under the Plan and the threshold, target and maximum amounts of the award, as applicable, that may be earned if the Performance Goals are achieved at the levels corresponding to such amounts. The Performance Goals (or corporate or individual performance goals that are not based on one or more of the Performance Criteria, in the case of awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code) established in respect of a Performance Period may differ from those established in respect of other Performance Periods and may differ for each Participant.

        After the end of the applicable Performance Period, the Plan Administrator will certify in writing the extent to which the previously established Performance Goals (or, in the case of awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such other corporate or individual performance goals) were achieved and will determine the amount of the award, if any, that is payable to each Participant for such Performance Period. The Plan Administrator will have the discretion to determine that the actual amount paid with respect to a Participant's award will be equal to or less than (but not greater than) the maximum payout calculated on the basis of the level of achievement of the applicable Performance Goals (or, in the case of awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such other corporate or individual performance goals) with respect to the Performance Period. The maximum payout for awards under the Plan to any one Participant in any one calendar year is $3.5 million.

7.     ALTERNATIVE METHOD

        As an alternative to establishing and determining awards pursuant to Section 6, the Plan Administrator may establish one or more Performance Goals for a Performance Period based on one or more of the Performance Criteria (each, a "Threshold Goal"). The Threshold Goal may be established on a Company-wide basis or with respect to one or more of the Company's business units, divisions, affiliates or business segments, and may be measured either absolutely or relative to a designated group of comparable companies or a relevant index. The Threshold Goal must be established by the Plan Administrator in writing not later than ninety (90) days after the start of the Performance Period, but in no event after twenty-five percent (25%) of the Performance Period has elapsed, provided that the outcome of the Threshold Goal is substantially uncertain at such time.

        If the Threshold Goal is achieved, each Participant shall be eligible to earn a maximum award (the "Maximum Award"), the amount of which will be established no later than the time when the Performance Goals applicable to the Performance Period are established. No awards shall be earned or payable under the Plan unless the Threshold Goal is achieved. If the Threshold Goal is achieved, each Participant's Maximum Award shall be subject to possible reduction by the Plan Administrator based on such factors as determined by the Plan Administrator, in its sole and absolute discretion, and the actual award payable to a Participant under the Plan shall be the Maximum Award, or a portion thereof, based on the attainment of the specified Performance Goals and such additional factors as determined by the Plan Administrator, in its sole and absolute discretion.

8.     PLAN PAYMENTS

        Awards, if any, under the Plan will be payable following the end of each Performance Period. A Participant must be a regular employee of the Company on the last day of the applicable Performance Period in order to earn any award in respect of such Performance Period.

        Payments, if any, under the Plan will be paid as soon as administratively feasible after the Plan Administrator certifies in writing the extent to which the Performance Goals (or, in the case of awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such other corporate or individual performance goals that are not based on one or more of the Performance Criteria) were achieved for the applicable Performance Period and determines the amount of the award, if any, payable to each Participant, but in no event later than March 15 of the calendar year following the end of the applicable Performance Period. All payments under the Plan will be subject to applicable tax withholding and other deductions.

9.     TERM OF THE PLAN

        Subject to stockholder approval of the Plan in 2013, the Plan shall first apply to Performance Periods that begin after the date of such approval and shall continue in effect until the earlier of (i) the date on which the Plan Administrator terminates the Plan and (ii) the date of the first stockholder meeting that occurs in 2018, unless the Company's stockholders again approve the Plan on or before such date.

10.   REPAYMENT FOR MISCONDUCT

        Any payment to a Participant under the Plan shall be subject to repayment or forfeiture, as applicable, if all of the following conditions are met: (i) the Company or any of its subsidiaries restates any financial report that, due to misconduct as determined by the Plan Administrator, was materially noncompliant with the securities laws when filed; (ii) the Participant is subject to Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) the Participant receives any amounts under the Plan during the twelve-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the U.S. Securities and Exchange Commission.

        If, in the Plan Administrator's opinion, the Participant knowingly or with gross negligence engaged in such misconduct, the Participant (i) shall repay to the Company any amounts received under the Plan during the aforementioned twelve-month period, and (ii) to the extent the Participant defers any portion of such amounts under any applicable plan, shall forfeit (or repay to the Company, if previously distributed) such deferred amounts and any matching contributions allocated to the Participant under that plan on such deferred amounts. If the Plan Administrator determines that the Participant engaged in such misconduct, the Plan Administrator shall determine, in its sole and absolute discretion, to effect such repayment or forfeiture by any legally permitted means that the Plan Administrator considers appropriate.

11.   SECTION 409A OF THE INTERNAL REVENUE CODE

        It is intended that the Plan and any awards granted under the Plan be exempt from the requirements of Section 409A of the Code, and the Plan Administrator shall interpret and administer the Plan accordingly.

12.   UNFUNDED OBLIGATION

        The Company's obligations under the Plan will, in every case, be an unfunded and unsecured promise. A Participants' rights as to any benefits under the Plan shall be no greater than those of general, unsecured creditors of the Company. The Company will not be obligated to fund its financial obligations under the Plan.

13.   AMENDMENT AND TERMINATION

        The Committee may amend, modify suspend or terminate the Plan, in whole or in part, at any time and in any respect, including the adoption of amendments deemed necessary in order to (i) comply with Section 162(m) of the Code or (ii) be exempt from Section 409A of the Code. However, in no event may any such amendment, modification, suspension or termination result in an increase in the amount of compensation payable as identified for any Performance Period or cause compensation that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code to fail to so qualify.

Annex C

ONYX PHARMACEUTICALS, INC.
EMPLOYEE STOCK PURCHASE PLAN

ADOPTED MARCH 26, 1996
APPROVED BY THE STOCKHOLDERS: APRIL 30, 1996
LAST AMENDED: MARCH 26, 2013
LAST APPROVED BY THE STOCKHOLDERS:                    , 2013

1.     PURPOSE.

          (a)   The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Onyx Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

          (b)   The word "Affiliate" as used in the Plan means any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c)   The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d)   The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.     ADMINISTRATION.

          (a)   The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b)   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

              (i)  To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

             (ii)  To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

           (iii)  To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iv)  To amend the Plan as provided in paragraph 13.

             (v)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

          (c)   The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.     SHARES SUBJECT TO THE PLAN.

          (a)   Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million nine hundred thousand (1,900,000) shares of the Company's common stock (the "Common Stock"). Such number of shares reserved for issuance consists of (i) the number of shares previously authorized for issuance under the Plan and approved by the stockholders, (ii) an additional 75,000 shares approved by the stockholders at the 2006 Annual Meeting, (iii) an additional 500,000 shares approved by the stockholders at the 2007 Annual Meeting, (iv) an additional 1,000,000 shares subject to approval by the stockholders at the 2013 Annual Meeting. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b)   The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.     GRANT OF RIGHTS; OFFERING.

          (a)   The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

          (b)   If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.     ELIGIBILITY.

          (a)   Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

          (b)   The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

              (i)  the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

             (ii)  the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

           (iii)  the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

          (c)   No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

          (d)   An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

          (e)   Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.     RIGHTS; PURCHASE PRICE.

          (a)   On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

          (b)   In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

          (c)   The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

              (i)  an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

             (ii)  an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.     PARTICIPATION; WITHDRAWAL; TERMINATION.

          (a)   An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include or exclude (as provided for each Offering) the following items of compensation: bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

          (b)   At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

          (c)   Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

          (d)   Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.     EXERCISE.

          (a)   On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

          (b)   No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.     COVENANTS OF THE COMPANY.

          (a)   During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

          (b)   The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.   USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.   RIGHTS AS A STOCKHOLDER.

        A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

12.   ADJUSTMENTS UPON CHANGES IN STOCK.

          (a)   If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to outstanding rights granted under the Plan, and (iii) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

          (b)   In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.   AMENDMENT OF THE PLAN.

          (a)   The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

              (i)  Increase the number of shares reserved for rights under the Plan;

             (ii)  Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

           (iii)  Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

          (b)   Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.   DESIGNATION OF BENEFICIARY.

          (a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

          (b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.   TERMINATION OR SUSPENSION OF THE PLAN.

          (a)   The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b)   Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the

  Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000173501_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Corinne H. Nevinny 02 Thomas G. Wiggans ONYX PHARMACEUTICALS, INC. 249 E. GRAND AVENUE SOUTH SAN FRANCISCO, CA 94080 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 22, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 22, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. For Against Abstain 2. To approve the Company's 2005 Equity Incentive Plan, as amended to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,800,000 shares. 3. To approve the Company's 2013 Cash Performance Incentive Plan. 4. To approve the Company's 1996 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares. 5. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement. 6. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000173501_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . ONYX PHARMACEUTICALS, INC. San Mateo Marriott 1770 South Amphlett Blvd. San Mateo, CA 94402 This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 23, 2013 at 10:00 a.m. local time. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" all nominees for director, and "FOR" items 2, 3, 4, 5 and 6. By signing the proxy, you revoke all prior proxies and appoint N. Anthony Coles, M.D., Matthew K. Fust and Suzanne M. Shema, each proxies with full power of substitution, to vote these shares of record at the close of business on April 1, 2013 on the matters on the reverse side and any other matters which may come before the Annual Meeting of Stockholders and all adjournments. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side